Exhibit 10.2

REVENUE INTEREST ASSIGNMENT AGREEMENT

Dated as of July 28, 2015

between

ARIAD PHARMACEUTICALS, INC.

and

PDL BIOPHARMA, INC.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBITS

Exhibit A	–	Form of Security Agreement
Exhibit B	–	Form of Assignment of Interests
Exhibit C		Form of Legal Opinion (Mintz Levin)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

REVENUE INTEREST ASSIGNMENT AGREEMENT

This REVENUE INTEREST ASSIGNMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of July 28, 2015, by and between ARIAD Pharmaceuticals, Inc., a Delaware corporation (“ARIAD” or the “Company”), and PDL BioPharma, Inc., a Delaware corporation (“Purchaser”).

WHEREAS, the Company wishes to obtain financing in respect of the development of its pipeline product Brigatinib and the commercialization of the Product (as hereinafter defined);

WHEREAS, the Company wishes to sell, assign, convey and transfer to Purchaser the Assigned Interests in consideration for its payment of the Purchase Price (as hereinafter defined) to raise such financing;

WHEREAS, the Purchaser wishes to purchase from the Company, the Assigned Interests (as hereinafter defined), all upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

The following terms, as used herein, shall have the following meanings:

“Accounts” shall mean, collectively, the Deposit Account, the Joint Concentration Account, the Company Concentration Account, the Purchaser Concentration Account, and, if applicable, the Brigatinib Divestiture Account, each established and maintained pursuant to the Deposit Agreement.

“Additional Purchase Price” shall mean $50,000,000.

“Additional Product Financing Trigger Event” shall mean the first date on which the Net Revenue for the Product for the immediately preceding four fiscal quarters of the Company and its Subsidiaries, calculated as of the end of any fiscal quarter, exceeds $[***].

“Additional Purchase Price Closing Date” shall have the meaning set forth in Section 2.03(d).

“Affiliate” shall mean any Person that controls, is controlled by, or is under common control with another Person. For purposes of this definition, “control” shall mean (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Allowable Additional Product Financing” shall mean, after the occurrence of an Additional Product Financing Trigger Event, (a) any Indebtedness secured by Liens granted on the Shared Assigned Interest Collateral that is incurred by the Company or any Subsidiary of the Company to any Third Party (other than Purchaser) and (b) any sale of Revenue Interests other than the Assigned Interests by the Company or any Subsidiary of the Company to any Third Party not to exceed [***] percent ([***]%) of the total Revenue Interest; provided, however, that (i) in the case of any such Indebtedness, any such Liens must be granted pari passu with, or junior to, but not senior to, the Liens on the Shared Assigned Interests Collateral granted by the Company to the Purchaser pursuant to this Agreement and the Security Agreement, (ii) the terms of any such Indebtedness or sale shall not conflict in any respect with the terms of the Transaction Documents (including, without limitation, Section 5.08(c)), (iii) the sum of the aggregate principal amount of any such Indebtedness and the aggregate amount of any payments on account of the acceleration of all or a substantial portion of payments, mandatory redemption or repurchase, put or sinking fund or similar payment of any such sale (not including payment of the Revenue Interest itself) shall not exceed $[***], (iv) in the case of any such Indebtedness, such Indebtedness has a maturity date that is a date (such date, the “Outside Date”) at least 91 days after the latest of (X) the [***] anniversary of the Closing Date, (Y) the [***] anniversary of the payment of the Additional Purchase Price by Purchaser to the Company and (Z) the [***] anniversary of the payment of the final Second Tranche Purchase Price by Purchaser to the Company (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption, put or sinking fund obligations prior to the Outside Date (other than customary offers to, or put right to require, repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)), (v) in the case of any such sale, (1) such sale shall not provide for any acceleration of all or a substantial portion of payments, mandatory redemption or repurchase, put or sinking fund or similar payment obligation prior to the Outside Date and (2) the Third Party purchaser in any such sale shall have entered into one or more inter-creditor agreements with respect to its rights in the portion of the Revenue Interests it purchased in form and substance reasonably satisfactory to Purchaser, whose consent shall not be unreasonably withheld or delayed and (vi) after giving effect to all such Allowable Additional Product Financings and any working capital revolving loans and equipment financings described in clause (iii) of the definition of Permitted Secured Financings, at least [***]% of the Revenue Interests shall remain unsold and subject to no Liens other than (1) any Lien or agreements in favor of Purchaser granted under or pursuant to this Agreement and the other Transaction Documents; and (2) liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable.

“Allowable Back-up Product Financing” shall mean the incurrence of any Indebtedness secured by Liens granted on the Net Revenue of the Back-up Product that is incurred by the Company or any Subsidiary of the Company to any Third Party; provided, however, that such Indebtedness has a maturity date that is not earlier than the Outside Date (as defined above in the definition of “Allowable Additional Product Financing”) (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption, put or sinking fund obligations prior to the Outside Date (other than customary offers to, or put right to require, repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Applicable Percentage” shall mean, as of any date of determination (i) from the Closing through the Second Drawdown Date, 2.5%, (ii) from the Second Drawdown Date through and including December 31, 2018, 5.0% and (iii) thereafter, 6.5%; provided, however, that Applicable Percentage pursuant to this clause (iii) shall increase to 7.5% if the aggregate Purchase Price paid by the Purchaser exceeds $150,000,000.

“Assigned Interests” shall mean Purchaser’s right to receive amounts equal to the product of the Applicable Percentage multiplied by the worldwide Net Revenues of the Product during the Revenue Interest Period, subject to the Yearly Payment Cap, pursuant to the terms and conditions of this Agreement.

“Assigned Interests Collateral” shall mean the property included in the definition of “Collateral” in the Security Agreement.

“Assignment of Interests” shall mean the Assignment of Interests pursuant to which the Company shall assign to Purchaser all of its rights and interests in and to the Assigned Interests purchased hereunder, which Assignment of Interests shall be substantially in the form of Exhibit B.

“Audit Costs” shall mean, with respect to any audit of the books and records of the Company or its Subsidiaries with respect to amounts payable or paid under this Agreement, the reasonable out-of-pocket cost of such audit, including all fees, costs and expenses incurred in connection therewith.

“Back-up Product” shall mean Brigatinib.

“Back-up Product True-Up Amount” shall have the meaning set forth in Section 5.08(f)(iv).

“Back-up Product True-Up Cap” shall have the meaning set forth in Section 5.08(f)(v).

“Bankruptcy Event” shall mean the occurrence of any of the following:

(a) the Company shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or the Company shall make a general assignment for the benefit of its creditors;

(b) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (a) above which remains un-dismissed, undischarged or un-bonded for a period of sixty (60) days;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against (i) all or a substantial portion of its assets and/or (ii) the Product or a substantial portion of the Intellectual Property related to the Product, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof;

(d) the failure of the Company to take action to object to any of the acts set forth in clause (b) or (c) above within ten (10) days of the Company receiving written notice of such act;

(e) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its respective debts as they become due; or

(f) an affirmative vote by the Board to commence any case, proceeding or other action described in clause (a) above.

“Board” shall mean the Board of Directors of the Company.

“Brigatinib” means the compound currently known as brigatinib, also known as AP26113, which is an inhibitor of anaplastic lymphoma kinase and is currently under investigation as a potential treatment for non-small cell lung cancer, regardless of the drug formulation or dosage form that is made with brigatinib and regardless of the indication or purpose for which the drug incorporating brigatinib is ultimately marketed or sold.

“Brigatinib Divestiture Account” shall have the meaning set forth in Section 5.17.

“Brigatinib Divestiture Collateral Amount” shall have the meaning set forth in Section 5.17.

“Brigatinib Divestiture Event” shall have the meaning set forth in Section 5.17.

“Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the State of New York, or any day on which banking institutions located in the State of New York are required by law or other governmental action to close.

“Call Closing Date” shall have the meaning set forth in Section 5.07(b).

“Call Option” shall have the meaning set forth in Section 5.07(b).

“Change of Control” shall mean:

(a) the acquisition by any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of any capital stock of the Company, if after such acquisition, such Person or group would be the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) a merger or consolidation of the Company, with any other Person, other than a merger or consolidation which would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Company’s voting securities or such surviving entity’s voting securities outstanding immediately after such merger or consolidation; or

(c) the bona fide sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any of its Subsidiaries of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries, taken as a whole, are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned (direct or indirect) Subsidiary of the Company.

“Closing” shall have the meaning set forth in Section 2.03(a).

“Closing Date” shall have the meaning set forth in Section 2.03(a).

“Closing Purchase Price” shall mean $50,000,000.

“Company” shall have the meaning set forth in the first paragraph hereof.

“Company Concentration Account” shall mean a segregated account established and maintained at the Deposit Bank pursuant to the terms of the Deposit Agreement and this Agreement. The Company Concentration Account shall be the account into which the funds remaining in the Joint Concentration Account after payment therefrom of the amounts payable to Purchaser pursuant to this Agreement are swept in accordance with the terms of this Agreement and the Deposit Agreement.

“Company Indemnified Party” shall have the meaning set forth in Section 7.05(b).

“Confidential Information” shall mean, as it relates to the Company and its Affiliates and the Product, the Intellectual Property, confidential business information, financial data and other like information (including ideas, research and development, know-how, formulas, schematics, compositions, technical data, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material, or such other information that either party identifies to the other as confidential or the nature of which or the circumstances of the disclosure of which would reasonably indicate that such information is confidential. Notwithstanding the foregoing definition, Confidential Information shall not include information that (a) is already in the public domain at the time the information is disclosed, (b) thereafter becomes lawfully obtainable from other sources who, to the knowledge of the recipient, have no obligation of confidentiality, (c) can be shown to have been independently developed by the recipient or its representatives without reference to any Confidential Information of the other party, or (d) is required to be disclosed under laws, rules

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and regulations of any Governmental Authority applicable to the Company or its Affiliates or the Purchaser or its Affiliates, as the case may be, or pursuant to the rules and regulations of any securities exchange or trading system or pursuant to any other laws, rules or regulations of any Governmental Authority having jurisdiction over the Company and its Affiliates or Purchaser and its Affiliates.

“Daily Amount” shall have the meaning set forth in Section 2.02(b).

“Delinquent Assigned Interests Payment” shall mean, with respect to any Assigned Interests payment and, if owed by the Company to Purchaser, any payment due under Section 5.08(f)(iii) that is not paid when due, an amount equal to the product of the amount so owed multiplied by the lower of (i) the highest rate permitted by applicable law, and (ii) [***] percent ([***]%) per year, compounded annually; provided, however, if Purchaser has Knowledge of a delinquent payment and fails to give notice to the Company of such delinquency, then no interest shall accrue in respect of such delinquent payment until notice is given to the Company or the Company otherwise becomes of aware of such delinquency.

“Deposit Account” shall mean collectively, any deposit and segregated deposit account established and maintained at the Deposit Bank pursuant to a Deposit Agreement and this Agreement. The Deposit Account shall be the account into which all payments made to the Company in respect of the sale of the Product are to be remitted, regardless of whether or not any Allowable Additional Product Financings have been entered into by the Company or any Subsidiary.

“Deposit Agreement” shall mean the agreement to be entered into by a Deposit Bank, ARIAD and Purchaser in accordance with Section 5.08, pursuant to which, among other things, the Deposit Account, the Joint Concentration Account, the Purchaser Concentration Account, the Company Concentration Account and, upon the occurrence of a Brigatinib Divestiture Event, the Brigatinib Divestiture Account shall be established and maintained.

“Deposit Bank” shall mean the bank or financial institution approved by each of Purchaser and the Company in accordance with Section 5.08 that is a party to any Deposit Agreement.

“Dispute” shall have the meaning set forth in Section 3.12(e).

“European Subsidiaries” shall mean ARIAD Pharmaceuticals (Luxembourg) S.a.r.l, ARIAD Pharmaceuticals (Europe) S.a.r.l, ARIAD Pharmaceuticals (Denmark) ApS, ARIAD Pharmaceuticals (Finland) Oy, ARIAD Pharmaceuticals (Germany) GmbH, ARIAD Pharmaceuticals (Benelux) B.V., ARIAD Pharmaceuticals (Spain) S.L.U., ARIAD Pharma (UK) Ltd., ARIAD Pharmaceuticals (Austria) GmbH, ARIAD Pharmaceuticals (France), ARIAD Pharmaceuticals (Italy) S.R.L., ARIAD Pharmaceuticals (Norway) AS, ARIAD Pharma S.A. (Greece), and ARIAD Pharmaceuticals (Nordic) AB.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.05.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“FDA” shall mean the United States Food and Drug Administration or any successor federal agency thereto.

“Financial Statements” shall mean (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2014, and December 31, 2013, and the related audited consolidated statements of operations, cash flows and shareholders’ equity for the Fiscal Years then ended and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2015, and the related unaudited consolidated statements of operations, cash flows and shareholders’ equity for the three (3) month period then ended.

“Fiscal Quarter” shall mean each three (3) month period commencing January 1, April 1, July 1 or October 1, provided however that (a) the first Fiscal Quarter of the Term shall extend from the Closing Date to the end of the first full Fiscal Quarter thereafter, and (b) the last Fiscal Quarter of the Term shall end upon the expiration or termination of this Agreement.

“Fiscal Year” shall mean the calendar year.

“GAAP” shall mean generally accepted accounting principles in the United States in effect from time to time.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign), including the United States Patent and Trademark Office, the FDA, or the United States National Institutes of Health.

“Gross Product Revenues” means, for any period of determination during the Revenue Interest Period, the amount equal to the sum of the following for such period: (a) the amounts invoiced and recognized as revenue in accordance with GAAP by the Company or its Affiliates with respect to the sale by the Company or its Affiliates of Product to a Third Party (including distributors), (b) to the extent not covered by (a) above, any amounts invoiced and recognized as revenue in accordance with GAAP by the Company or its Affiliates from a Third Party solely with respect to the sale, distribution or other use of the Product by such Third Party (including any royalties received by the Company, but excluding (i) [***], (ii) [***] or (iii) [***]), and (c) any collections in respect of write-offs or allowances for bad debts in respect of items described in the preceding clauses (a) and (b); provided, however, that with respect to the use of this definition in the definition of “Quarterly Report” and Section 5.02(f) only, “Gross Product Revenue” shall include revenue with respect to the sale of both the Product and, when and as relevant, the Back-up Product.

“Gross Back-up Product Revenues” shall have the same meaning as “Gross Product Revenues” except shall be determined with respect to the Back-up Product.

“Gross Product Revenues of the Company” shall mean Gross Product Revenues that are owned, invoiced, and recognized as revenue in accordance with GAAP by the Company and its Subsidiaries (other than the European Subsidiaries), which correspond to the Revenue Interest (excluding the European Subsidiaries).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Indebtedness” shall mean all indebtedness for borrowed money and all obligations issued, undertaken or assumed as the deferred purchase price of property or services.

“Intellectual Property” shall mean all proprietary information; technical data; laboratory notebooks; clinical data; priority rights; trade secrets; know-how; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application); Patents; registered or unregistered trademarks, trade names, service marks, including all goodwill associated therewith; registered and unregistered copyrights and all applications thereof; in each case that are owned, controlled by, generated by, issued to, licensed to, licensed by or hereafter acquired by or licensed by the Company or its Subsidiaries, in each case solely relating to the manufacture and sale of the Product.

“IRR” shall mean the internal rate of return calculated on a quarterly basis utilizing the same methodology utilized by the XIRR function in Microsoft Excel.

“Joint Concentration Account” shall mean a segregated account, subject to a control agreement in favor of Purchaser, which shall only be exercisable by Purchaser during the occurrence and continuation of the Security Agreement Remedies Period (as defined in the Security Agreement), established for the benefit of the Company and Purchaser and maintained at the Deposit Bank pursuant to the terms of the Deposit Agreement and this Agreement. The Joint Concentration Account shall be the account into which the Deposit Bank sweeps the funds held in the Deposit Account.

“Knowledge of the Company” shall mean the [***].

“Knowledge of Purchaser” shall mean the actual knowledge of Purchaser’s [***] relating to a particular matter.

“License Agreement” shall mean any existing or future license, commercialization, co-promotion, collaboration, distribution, marketing or partnering agreement entered into before or during the Revenue Interest Period by the Company or any of its Affiliates that grants a license to a Third Party under the Intellectual Property covering the Product.

“Licensees” shall mean, collectively, the licensees and any sublicensees under the License Agreements; each a “Licensee”.

“Liens” shall mean all liens, encumbrances, security interests, mortgages, rights to preferential payments or charges of any kind, but excluding any License Agreements.

“Losses” shall mean collectively, any and all claims, damages, losses, judgments, awards, penalties, liabilities, costs and expenses (including reasonable expenses and reasonable attorneys’ fees) incurred in connection with defending any action, suit or proceeding.

“Major Countries” shall mean the United States, Germany, France, Great Britain, Spain, Italy and Japan.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Make Whole Payment” shall have the meaning set forth in Section 2.04.

“Material Adverse Change” shall mean, with respect to the Company and its Subsidiaries, any event, change, circumstance, occurrence, effect or state of facts that has caused or is reasonably likely to cause a material adverse change in the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean (a) the effect of a Material Adverse Change, (b) a material adverse effect on the validity or enforceability of any of the Transaction Documents, (c) material adverse effect on the ability of the Company to perform any of its material obligations under the Transaction Documents, (d) the inability or failure of the Company to make payment of the Assigned Interests in violation of this Agreement, (e) any material adverse effect on the Product or the ability of the Company and its Subsidiaries to distribute, market and/or sell the Product or (f) any material adverse effect on the Revenue Interests.

“Material Contract” shall mean: (a) any marketing agreement, co-promotion agreement or partnering agreement related to the manufacture, sale or distribution of the Product in any of the Major Countries; or (b) any agreement relating to any material Patent, including any license, assignment, or agreement related to control of such material Patent, in each case, for which breach, non-performance or failure to renew by the Company or its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

“Material Patents” means U.S. Patent Nos. [***]; [***] and [***]; EPO Patent Nos. [***] and EPO Application No. [***].

“Net Back-up Product Revenues” shall have the same meaning as “Net Revenues” except shall be determined with respect to the Back-up Product.

“Net Revenues” shall mean, for any period of determination, the amount equal to the difference of

(a)	Gross Product Revenues for such period, less

(b)	The sum, with respect to the items described in clauses (a) and (b) of the definition of Gross Product Revenues, of

(i)	[***];

(ii)	[***],

(iii)	[***],

(iv)	[***],

(v)	[***],

(vi)	[***], and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vii)	[***].

Net Revenues shall be determined in accordance with GAAP as applied by the Company during the Term; provided that if there is any change in GAAP or its application by the Company during the Term that would reasonably be expected to result in an adverse effect on the Assigned Interests, the Company and Purchaser shall negotiate in good faith to make such adjustments as may be reasonably necessary to compensate PDL based on how such Net Revenues would have been calculated using GAAP as applied by the Company on the date of this Agreement. In calculating Net Revenues, any transfer from the Company to an Affiliate shall be disregarded and the calculation shall instead be based on the first transfer to a Third Party.

“Net Revenues of the Company” shall mean the Net Revenues of the Product that are invoiced and recognized as revenue in accordance with GAAP by the Company and its Subsidiaries (other than the European Subsidiaries) and shall be calculated based on Gross Product Revenues of the Company and its Subsidiaries (other than the European Subsidiaries).

“Obligations” shall mean any and all obligations of the Company under the Transaction Documents.

“Officer’s Certificate” shall mean the duly executed Officer’s Certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser, (W) attaching certified copies of the Company’s organizational documents (together with any and all amendments thereto); (X) attaching certified copies of the resolutions adopted by the Board authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the transactions contemplated herein and therein; (Y) setting forth the incumbency of the officer or officers of the Company who have executed and delivered the Agreement and the Assignment of Interests; and (Z) attaching copies, certified by such officer as true and complete, of a certificate of the appropriate Governmental Authority of the Company’s jurisdiction of formation, stating that the Company is in good standing under the laws of the State of Delaware.

“Outside Date” shall have the meaning set forth in the definition of “Allowable Additional Product Financing”.

“Patents” shall mean all patents, patent rights, patent applications, patent disclosures and invention disclosures issued or filed, together with all reissues, divisions, continuations, revisions, term extensions, substitutes, supplementary protection certificates and reexaminations, including the inventions claimed in any of the foregoing and any priority rights arising therefrom, covering or related to the manufacture, use and sale of the Product that are issued or filed as of the date hereof or during the Term, including, without limitation, those identified in Schedule 3.12(a) in each case, which are owned by the Company, its Subsidiaries or any of its Affiliates.

“Permitted Liens” shall mean (i) Liens created in favor of Purchaser on or after the Closing pursuant to the Security Agreement, the Assignment of Interests, and any other Transaction Document; (ii) liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable, and (iii) any other Liens permitted pursuant to any Permitted Secured Financing.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Permitted Secured Financings” shall mean, as of any date of determination, (i) the Allowable Additional Product Financing, (ii) the Allowable Back-up Product Financing, (iii) working capital revolving loans and equipment financings secured by the Shared Assigned Interests Collateral in an aggregate principal amount not to exceed $[***]; and (iv) secured financings that are not secured by the Product or Back-up Product or any of the assets or collateral included in the Shared Assigned Interest Collateral; provided that with respect to any of the foregoing set forth in item (i) above that are secured by a security interest in the Shared Assigned Interests Collateral, Purchaser and all other providers (or any designated agent thereof) of any such Permitted Secured Financing shall have entered into one or more inter-creditor agreements with respect to the Shared Assigned Interests Collateral in form and substance reasonably satisfactory to Purchaser, whose consent shall not be unreasonably withheld or delayed; and provided, further, that with respect to any of the foregoing set forth in item (iv) above, such Indebtedness has a maturity date that is not earlier than the Outside Date (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption, put or sinking fund obligations prior to the Outside Date (other than customary offers to, or put right to require, repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)).

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“Prior Fiscal Quarter” shall mean the most recent prior Fiscal Quarter for which the Net Revenues of the Product were calculated and reported in a True-Up Statement in accordance with this Agreement.

“Product” shall mean the product currently known as Iclusig, also known as ponatinib hydrochloride, the chemical name for which is 3-(imidazo[1,2-b]pyridazin-3ylethynyl)-4-methyl-N-{4-[(4-methylpiperazin-1-yl)methyl]-3-(trifluoromethyl)phenyl}benzamide hydrochloride having molecular formula C29H28ClF3N6O and marketed and sold by the Company, regardless of the formulation or dosage form of such product and regardless of the indication or purpose for which such product is marketed or sold, and any and all future drug formulations and dosage forms incorporating ponatinib hydrochloride that are developed or licensed by the Company or its Subsidiaries.

“Projected Net Product Revenues” shall mean the projected annual Net Revenues of the Product as listed on Schedule A hereto.

“Purchase Price” shall mean the Closing Purchase Price, the Additional Purchase Price and any Second Tranche Purchase Price.

“Purchaser” shall have the meaning set forth in the first paragraph hereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Purchaser Concentration Account” shall mean a segregated account established for the benefit of Purchaser and maintained at a bank specified in writing by Purchaser pursuant to the terms of the Deposit Agreement and this Agreement. The Purchaser Concentration Account shall be the account into which the funds held in the Joint Concentration Account which are payable to Purchaser pursuant to this Agreement are swept by the Deposit Bank in accordance with the terms of this Agreement and the Deposit Agreement.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 7.05(a).

“Put Option” shall have the meaning set forth in Section 5.07(a).

“Put Option Closing Date” shall have the meaning set forth in Section 5.07(a).

“Put Option Event” shall mean any one of the following events:

(a) any Bankruptcy Event;

(b) any Change of Control of the Company;

(c) any Transfer to a Third Party by the Company or its Subsidiaries of its interest in the Revenue Interests or all or substantially all of its interest in the Product, in each case that results in a reduction of the amount of the Assigned Interests other than in connection with a Permitted Secured Financing or a License Agreement; or

(d) any failure by the Company to pay any amounts due and owing from the Company to Purchaser under this Agreement within [***] ([***]) days of receipt of written notice from Purchaser of the failure by the Company to make payment of any such amounts, unless such amounts have been validly disputed (and remain in dispute) in the good faith determination of the Company and the Company has delivered written notice to Purchaser within such [***] period detailing such amounts in dispute.

“Put/Call Price” shall mean, as of any date of determination, the greater of (i) (X) an amount that, when paid to Purchaser, would generate an IRR to Purchaser of 10.0% after taking into account the amount and timing of all payments made by Purchaser to the Company pursuant to this Agreement as of the date of payment of the Put/Call Price, and taking into account the amount and timing of all payments made by the Company to Purchaser (and retained by Purchaser) pursuant to this Agreement plus (Y) any Delinquent Assigned Interest Payment owed; and (ii) the multiple of all payments made by Purchaser to the Company as of the date of determination pursuant to this Agreement as set forth below with respect to the period in which such date falls, less the amount of payments already received by Purchaser from the Company pursuant to this Agreement as of such date of determination (excluding any amounts attributable to Delinquent Assigned Interest Payments.)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Period	Multiple
On or prior to the first anniversary of the Closing Date	1.15x

After the first anniversary of the Closing Date through and including the second anniversary of the Closing Date	1.20x

After the second anniversary of the Closing Date and thereafter	1.30x

“Quarterly Report” shall mean, with respect to the relevant Fiscal Quarter of the Company, (a) a report showing Gross Product Revenues for both the Product and the Back-Up Product for such quarter and the adjustments and other reconciliations used to arrive at Net Revenues for such quarter, reconciled, in each case, to the most applicable line item in the Company’s consolidated statements of operations as most recently filed or to be filed with the Securities and Exchange Commission or furnished to Purchaser pursuant to Section 5.02(f) and (b) a reconciliation of all payments made by the Company to Purchaser pursuant to this Agreement during such quarter, including all amounts deposited into the Purchaser Concentration Account during such quarter.

“Regulatory Agency” shall mean a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals in any Major Country.

“Regulatory Approval” shall mean all approvals (including, without limitation, where applicable, pricing and reimbursement approval and schedule classifications), product and/or establishment licenses, registrations or authorizations of any Governmental Authority necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of the Product in a Major Country.

“Revenue Interest Period” shall mean the period from and including the Closing Date through and including December 31, 2033, unless earlier terminated upon (i) Purchaser’s exercise of the Put Option in accordance with Section 5.07(a) or the Company’s exercise of the Call Option in accordance with Section 5.07(b), in each case upon the payment of the Put/Call Price, or (ii) Company’s termination pursuant to Section 6.01.

“Revenue Interests” shall mean all of the interest of the Company and its Subsidiaries in the Gross Product Revenues.

“Second Drawdown Date” shall mean the one-year anniversary of the date hereof.

“Second Tranche Purchase Price” shall have the meaning set forth in Section 2.03(e).

“Second Tranche Purchase Price Closing Date” shall have the meaning set forth in Section 2.03(e).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Security Agreement” shall mean the Security Agreement between the Company and Purchaser providing for, among other things, the grant by the Company in favor of Purchaser of a valid continuing, perfected lien on and security interest in, the Assigned Interests and the other Assigned Interests Collateral described therein, which Security Agreement shall be substantially in the form of Exhibit A.

“Shared Assigned Interests Collateral” shall mean the Assigned Interests Collateral in which Purchaser and, as applicable, the purchaser or provider of any Permitted Secured Financing has been granted a Lien. For the avoidance of doubt, the Shared Assigned Interests Collateral shall not include the Assigned Interests.

“Subsidiary” shall mean, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.

“Sweep Percentage” shall mean (i) for the period from the Closing Date through the date of the delivery by the Company to the Purchaser of the first True-Up Statement, [***]%, and (ii) for any given Fiscal Quarter thereafter, the percentage equal to (i) the Applicable Percentage multiplied by worldwide Net Revenues of the Product for the Prior Fiscal Quarter, divided by (ii) the Net Revenues of the Company with respect to the Product for the Prior Fiscal Quarter. The Sweep Percentage shall be calculated on a quarterly basis and shall be set forth in the True-Up Statement for each Fiscal Quarter.

“Tax” or “Taxes” shall mean any federal, state, local or foreign tax, levy, impost, duty, assessment, fee, deduction or withholding or other charge, including all excise, sales, use, value added, transfer, stamp, documentary, filing, recordation and other fees imposed by any taxing authority (and interest, fines, penalties and additions related thereto).

“Tax Return” shall mean any report, return, form (including elections, declarations, statements, amendments, claims for refund, schedules, information returns or attachments thereto) or other information supplied or required to be supplied to a Governmental Authority with respect to Taxes.

“Term” shall have the meaning set forth in Section 6.01.

“Term Sheet” shall mean the Term Sheet discussed between the Company and Purchaser, on or around June 12, 2015.

“Third Party” shall mean any Person other than the Purchaser or the Company and its Subsidiaries.

“Transaction Documents” shall mean, collectively, this Agreement, the Assignment of Interests, the Security Agreement, the Deposit Agreement, and the Officer’s Certificate.

“Transfer” shall mean any sale, conveyance, assignment, disposition, pledge, hypothecation or transfer.

“True-Up Statement” shall have the meaning set forth in Section 5.08(f)(i).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCC Financing Statements” shall mean the UCC-1 financing statements, in form and substance reasonably satisfactory to Purchaser, that shall be filed by Purchaser, with the assistance of the Company as reasonably requested by the Purchaser, at or promptly following the Closing, as well as any additional UCC-1 financing statements or amendments thereto as reasonably requested from time to time, to perfect Purchaser’s security interest in the Assigned Interests Collateral.

“United States” shall mean the United States of America.

“Year-to-Date Applicable Net Revenues” shall have the meaning set forth in Section 5.08(f)(i).

“Yearly Payment Cap” shall have the meaning set forth in Section 2.02(a).

ARTICLE II

PURCHASE OF ASSIGNED INTERESTS

Section 2.01 Purchase.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell, assign, transfer and convey to Purchaser, and Purchaser agrees to purchase from the Company, free and clear of all Liens (except Permitted Liens), all of the Company’s rights and interests in and to the Assigned Interests on the Closing Date. Purchaser’s ownership interest in the Assigned Interests so acquired shall vest immediately upon the Company’s receipt of payment of the Closing Purchase Price for such Assigned Interests pursuant to Section 2.03(b), subject to the termination provisions of Section 6.01.

(b) The Company hereby consents to Purchaser recording and filing, at Purchaser’s sole responsibility, cost and expense, the UCC Financing Statements and other financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary or appropriate to perfect the purchase by Purchaser of the Assigned Interests.

Section 2.02 Payments by the Company.

(a) Payments in Respect of the Applicable Percentage of Net Revenues. In connection with the assignment of the Assigned Interests, Purchaser shall be entitled to receive (i) the Applicable Percentage of worldwide Net Revenues of the Product earned during the Revenue Interest Period; provided however, that the yearly amount required to be paid to Purchaser pursuant to this Section 2.02(a)(i) and Section 2.02(a)(ii) below shall not exceed $20,000,000 in any Fiscal Year for the years ended December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018 (in each case, the “Yearly Payment Cap”); (ii)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payments in respect of the Back-up Product True-Up Amount as provided in Section 5.08(f) (subject to the Yearly Payment Cap); and (iii) without giving effect to any Yearly Payment Cap, any Delinquent Assigned Interests Payment, as and when due. Except with respect to any Delinquent Assigned Interests Payment, any amounts in excess of the Yearly Payment Cap shall be retained by the Company and shall not be part of the Assigned Interest for that year or any prior or subsequent year(s).

(b) Payments into Deposit Accounts. Commencing on the effective date of the Deposit Agreement, the applicable Sweep Percentage of the cash and cash equivalents deposited into the Deposit Account (subject to the Yearly Payment Cap) shall be swept from the Joint Concentration Account into the Purchaser Concentration Account on a daily basis (the “Daily Amount”) pursuant to Section 5.08. Prior to the establishment of the Deposit Account and Purchaser Concentration Account as contemplated by Section 5.08(a), the Company shall promptly pay to Purchaser upon demand the aggregate Daily Amount.

(c) Payment Procedure. All payments required to be made by the Company under this Agreement (including pursuant to this Section 2.02) shall be the obligations of the Company; provided, however, that the Company will use its best efforts to obtain payment from its Subsidiaries to the extent necessary for the Company to satisfy all of its monetary Obligations hereunder. Other than payments made pursuant to the Deposit Agreement, any payments to be made by the Company to Purchaser hereunder or under any other Transaction Document shall be made by wire transfer of immediately available funds.

Section 2.03 Closing; Payment of Closing Purchase Price; Closing Deliveries; Payment of Additional Purchase Price.

(a) Closing. The closing of the purchase of the Assigned Interests pursuant to this Agreement (the “Closing”) will take place concurrently with the execution of this Agreement on the date hereof (the “Closing Date”) and will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, PC, The Chrysler Center, 666 Third Avenue, New York, NY 10017.

(b) Payment of Closing Purchase Price. At the Closing, Purchaser shall pay to the Company the Closing Purchase Price by wire transfer of immediately available funds to the account designated by the Company prior to the date hereof.

(c) Closing Deliveries.

(i) At the Closing, the Company will deliver to Purchaser:

A. Its duly executed counterpart to each of this Agreement, the Assignment of Interests, and the Security Agreement;

B. a duly executed Officer’s Certificate, dated as of the Closing Date; and

C. a legal opinion, including certain customary qualifications, exceptions, limitations and assumptions, reasonably satisfactory to Purchaser from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC addressing such matters with respect to the Transaction Documents as set forth on Exhibit C hereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) At the Closing, the Purchaser will deliver to the Company:

A. Payment of the Purchase Price consistent with Section 2.03(b); and

B. Its duly executed counterpart to each of this Agreement, the Assignment of Interests, and the Security Agreement.

(d) Payment of Additional Purchase Price. On the twelve-month anniversary of the Closing Date (or the first Business Day following such date if such date is not a Business Day) (the “Additional Purchase Price Closing Date”), Purchaser shall pay to the Company the Additional Purchase Price by wire transfer of immediately available funds to the account designated by the Company prior to the date thereof. Such additional purchase price payment shall have no contingencies. The failure by Purchaser to pay the Additional Purchase Price when due in accordance with this Section 2.03(d) shall constitute a material breach of this Agreement and shall give rise to the immediate right of the Company to terminate this Agreement in accordance with Section 6.01.

(e) Payment of Second Tranche Purchase Price. At any time from the six month anniversary to the twelve-month anniversary of the Closing Date (or the first Business Day following such date if such date is not a Business Day), at the election of the Company, Purchaser shall pay to the Company up to $100,000,000 in the aggregate (the “Second Tranche Purchase Price”) in no more than two payments (the first of such payments, the “Initial Second Tranche Payment,” and the last of such payments, the “Final Second Tranche Payment”) on dates specified by the Company within such period (with the first such payment date, the “Initial Second Tranche Closing Date,” the second such payment date, the “Final Second Tranche Closing Date” and either such date, a “Second Tranche Purchase Price Closing Date”) by wire transfer of immediately available funds to the account designated by the Company prior to the date thereof; provided, the Company shall provide a written request to Purchaser for any such payment of the Second Tranche Purchase Price at least 30 days prior to any Second Tranche Purchase Price Closing Date. Any such payment of the Second Tranche Purchase Price shall have no contingencies. The failure by Purchaser to pay Second Tranche Purchase Price when due in accordance with this Section 2.03(e) shall constitute a material breach of this Agreement and shall give rise to the immediate right of the Company to terminate this Agreement in accordance with Section 6.01.

Section 2.04 Make Whole Payments.

Notwithstanding any provision in this Agreement or any other writing to the contrary, in the event the Purchaser has not received (i) payments pursuant to this Agreement (excluding any payments attributable to Delinquent Assigned Interest Payments) equal to or greater than the Closing Purchase Price by the fifth anniversary of the Closing Date, (ii) if the Initial Second Tranche Closing Date occurred prior to the Additional Purchase Price Closing Date, payments pursuant to this Agreement (excluding any payments attributable to Delinquent Assigned Interest

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Payments) equal to or greater than the Closing Purchase Price plus the Initial Second Tranche Payment by the fifth anniversary of the Initial Second Tranche Closing Date, (iii) if the Final Second Tranche Closing Date occurred prior to the Additional Purchase Price Closing Date, payments pursuant to this Agreement (excluding any payments attributable to Delinquent Assigned Interest Payments) equal to or greater than the Closing Purchase Price, plus the Initial Second Tranche Payment, plus the Final Second Tranche Payment by the fifth anniversary of the Final Second Tranche Closing Date, or (iv) payments pursuant to this Agreement (excluding any payments attributable to Delinquent Assigned Interest Payments) equal to or greater than the Closing Purchase Price, plus the Initial Second Tranche Payment (if any), plus the Final Second Tranche Payment (if any), plus the Additional Purchase Price by the fifth anniversary of the Additional Purchase Price Closing Date, the Company shall pay, (A) in the case of item (i), the difference between (X) the Closing Purchase Price, less (Y) the aggregate amount of all proceeds Purchaser has received pursuant to this Agreement (excluding any amounts attributable to Delinquent Assigned Interest Payments) on or prior to the last day of the fifth anniversary of the Closing Date in payments from the Company under Section 2.02(a) and Section 5.08 in respect of such five year period for which Net Revenues is calculated, (B) in the case of item (ii), the difference between (X) the Closing Purchase Price plus the Initial Second Tranche Payment, less (Y) the aggregate amount of all proceeds Purchaser has received pursuant to this Agreement (excluding any amounts attributable to Delinquent Assigned Interest Payments) on or prior to the last day of the fifth anniversary of the Initial Second Tranche Closing Date in payments from the Company under Section 2.02(a), Section 2.04(A) and Section 5.08, (C) in the case of item (iii), the difference between (X) the Closing Purchase Price plus the Initial Second Tranche Payment plus the Final Second Tranche Payment, less (Y) the aggregate amount of all proceeds Purchaser has received pursuant to this Agreement (excluding any amounts attributable to Delinquent Assigned Interest Payments) on or prior to the last day of the fifth anniversary of the Final Second Tranche Closing Date in payments from the Company under Section 2.02(a), Section 2.04(A), Section 2.04(B) and Section 5.08, and (D) in the case of item (iv), the difference between (X) the Closing Purchase Price plus each additional Second Tranche Purchase Price (if any) plus the Additional Purchase Price, less (Y) the aggregate amount of all proceeds Purchaser has received pursuant to this Agreement on or prior to the last day of the fifth anniversary of the Additional Purchase Price Closing Date in payments from the Company under Section 2.02(a), Section 2.04(A), Section 2.04(B), Section 2.04(C) and Section 5.08, in each case within twenty (20) Business Days of the receipt by Purchaser of the True-Up Statement for the Fiscal Year in which such five year anniversary falls.

Section 2.05 No Assumed Obligations.

Notwithstanding any provision in this Agreement or any other writing to the contrary, Purchaser is acquiring only the Assigned Interests and is not assuming any liability or obligation of the Company or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any Transaction Document or otherwise. All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Company or its Affiliates (the “Excluded Liabilities and Obligations”).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

For purposes of all the representations and warranties contained in Article III, the term “Product” shall mean the Product and the Back-up Product, as such products currently exist and are marketed (or in the case of the Back-up Product, as currently being developed) in any jurisdiction, and no broader definition shall be implied. The Company hereby represents and warrants to Purchaser, as of the Closing Date, the following:

Section 3.01 Organization.

Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of formation and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its respective business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so would have a Material Adverse Effect. The Company has no direct or indirect Subsidiaries, other than those set forth on Exhibit 21.1 of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Section 3.02 Authorization.

The Company has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Transaction Documents have been duly authorized, executed and delivered by the Company and each Transaction Document constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 3.03 Governmental Authorization.

The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority, except for the filing of the UCC Financing Statements, which are the responsibility of Purchaser.

Section 3.04 Ownership.

(a) The Company owns or holds a valid license under, all of the Intellectual Property and the Regulatory Approvals which it currently purports to own related to the Product free and clear of all Liens (except those Liens created in favor of Purchaser pursuant to the Security Agreement and any liens for taxes or other governmental charges arising by operation of law in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the ordinary course of business for sums which are not yet due and payable), and no license or covenant not to sue under any Intellectual Property has been granted by the Company or any of its Subsidiaries to any Third Party, except as set forth on Schedule 3.04(a). Neither the Company nor any of its Subsidiaries has granted, nor does there exist, any Lien on the Revenue Interests or the Assigned Interests (except those Liens created in favor of Purchaser pursuant to the Security Agreement and any liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable).

(b) The Company and its Subsidiaries, immediately prior to the purchase of the Assigned Interests, owns, and is the sole holder of, all the Revenue Interests and, except as provided in the Material Contracts, owns, and is the sole holder of, and/or has and holds a valid, enforceable and subsisting license to, all of those other assets that are required to produce or receive any payments from any Licensee or payor under and pursuant to, and subject to the terms of any Material Agreement to which they are a Party, in each case free and clear of any and all Liens (other than those Liens created in favor of Purchaser pursuant to the Security Agreement and any liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable). The Company and its Subsidiaries have not transferred, sold, or otherwise disposed of, or agreed to transfer, sell, or otherwise dispose of any portion of the Revenue Interests other than as contemplated by this Agreement. No Person other than the Company and its Subsidiaries has any right to receive the payments payable to the Company or such Subsidiaries on account of the Revenue Interests pursuant to the terms of any License Agreement, other than Purchaser’s rights with respect to the Assigned Interests. The Company has the full right to sell, transfer, convey and assign to Purchaser all of the Company’s rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to Purchaser pursuant to this Agreement without any requirement to obtain the consent of any Person. By the delivery to Purchaser of the executed Assignment of Interests, the Company shall transfer, convey and assign to Purchaser all of the Company’s rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to Purchaser pursuant to this Agreement, free and clear of any Liens (other than those Liens created in favor of Purchaser pursuant to the Security Agreement and any liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable). At the Closing, and upon the delivery of the Assignment of Interests to Purchaser by the Company, Purchaser shall have acquired good and valid rights and interests of the Company in and to the Assigned Interests being sold, transferred, conveyed and assigned to Purchaser pursuant to this Agreement, free and clear of any and all Liens (other than those Liens created in favor of Purchaser pursuant to the Security Agreement).

Section 3.05 Financial Statements.

The Financial Statements are complete and accurate in all material respects, were prepared in conformity with GAAP and present fairly in all material respects the financial position and the financial results of the Company and its Subsidiaries as of the dates and for the periods covered thereby, subject in the case of the unaudited financial statements to the absence of footnotes, year-end adjustments and other supplementary information required by GAAP.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.06 No Undisclosed Liabilities.

Except for those liabilities (a) identified in the Financial Statements (including the notes thereto) and/or in any current or periodic filing made by the Company with the Securities and Exchange Commission, (b) incurred by the Company in the ordinary course of business since March 31, 2015, or (c) in connection with the Obligations under the Transaction Documents, there are no material liabilities of the Company or its Subsidiaries related to the Product, of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable.

Section 3.07 Solvency.

The Company and its Subsidiaries, taken as a whole, are not insolvent as defined in any statute of the United States Bankruptcy Code or in the fraudulent conveyance or fraudulent transfer statutes of the State of Delaware. Assuming consummation of the transactions contemplated by the Transaction Documents, (a) the present fair saleable value of the Company’s and its Subsidiaries’ assets, taken as a whole, is greater than the total amount of liabilities of the Company and its Subsidiaries as such liabilities mature, (b) the Company and its Subsidiaries, taken as a whole, do not have unreasonably small capital with which to engage in its business, and (c) the Company and its Subsidiaries, taken as a whole, have not incurred, nor do they have present plans to or intend to incur, debts or liabilities beyond their ability to pay such debts or liabilities as they become absolute and matured.

Section 3.08 Litigation.

Other than as disclosed in any current or periodic filing made by the Company with the Securities and Exchange Commission, there is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries or (b) any governmental inquiry pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries, in each case with respect to clauses (a) and (b) above, which, if adversely determined, would question the validity of, or could adversely affect the transactions contemplated by any of the Transaction Documents or could reasonably be expected to have a Material Adverse Effect. There is no action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company, its Subsidiaries or any other Person relating to the Product, the Intellectual Property, the Regulatory Approvals, the Revenue Interests or the Assigned Interests.

Section 3.09 Compliance with Laws.

Neither the Company nor any of its Subsidiaries (a) is in violation of, has violated, or to the Knowledge of the Company, is under investigation with respect to, and, (b) has been threatened to be charged with or been given notice of any violation of, any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license entered by any Governmental Authority applicable to the Company, the Assigned Interests or the Revenue Interests which would reasonably be expected to have a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.10 Conflicts.

Neither the execution and delivery of any of this Agreement or the other Transaction Documents to which the Company is a party nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (i) any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Company or its Subsidiaries or any of their respective assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the articles or certificate of incorporation or bylaws (or other organizational or constitutional documents) of the Company or its Subsidiaries; (c) except for the filing of the UCC Financing Statements required hereunder and filings with the United States Patent and Trademark Office, require any notification to, filing with, or consent of, any Person or Governmental Authority, except such consents that are obtained at or prior to Closing; (d) give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company, its Subsidiaries or any other Person or to a loss of any right to receive the Revenue Interests or the Assigned Interests; or (e) other than pursuant to the Security Agreement, the Assignment of Interests, or any other Transaction Document, result in the creation or imposition of any Lien on (i) the assets or properties of the Company or its Subsidiaries or (ii) the Assigned Interests, the Revenue Interests, or any other Assigned Interests Collateral, except, in the case of the foregoing clauses (a), (c), (d) or (e), for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.11 Subordination.

The claims and rights of Purchaser created by any Transaction Document in and to the Assigned Interests, the Revenue Interests and any other Assigned Interests Collateral are not subordinated to any creditor of the Company or any other Person.

Section 3.12 Intellectual Property.

(a) For purposes of this Section 3.12 only, the use of the term “Product” shall refer to both the Product and Back-up Product. Schedule 3.12(a) sets forth an accurate, true and complete list of all (i) Patents and utility models, (ii) trade names, registered trademarks, registered service marks, and applications for trademark registration or service mark registration, (iii) registered copyrights and (iv) domain name registrations and websites, in each case with respect to clauses (i), (ii), (iii) and (iv) above in this subsection (a) that the Company owns or licenses and that cover or are or would be used to make, have made, use, sell, have sold, offer for sale, import, develop, promote, market, distribute, manufacture, commercialize or otherwise exploit the Product, including all Material Patents. For each item of Intellectual Property listed on Schedule 3.12(a), the Company has identified (x) the owner and, if licensed from a Third Party, whether the license is exclusive or non-exclusive, (y) the countries in which such listed item is patented or registered or in which an application for Patent or registration is pending and (z) the application number, the Patent number or registration number and the expiration date. The

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Intellectual Property listed in Schedule 3.12(a) as owned by the Company is exclusively owned by the Company free and clear of any Liens, except for Permitted Liens. The Intellectual Property listed in Schedule 3.12(a) as licensed to the Company is subject to a valid and enforceable license in favor of the Company, free and clear of any Liens, except for Permitted Liens. Each issued Patent and registered trademark listed on Schedule 3.12(a) is subsisting and has not lapsed, expired, been cancelled or become abandoned and, to the Company’s Knowledge, is valid and enforceable. The Patent applications listed in Schedule 3.12(a) have been prosecuted by competent patent counsel in a diligent manner. To the Knowledge of the Company, all Persons relevant to the prosecution of any of the Material Patents or applications related thereto filed in the U.S. have complied with the duty to disclose information and/or the duty of candor owed to the United States Patent and Trademark Office. To the Knowledge of the Company, each of the Material Patents correctly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Material Patent is issued or pending, and the Company has performed appropriate reasonable inquiry with respect to such inventorship. Each Person who has or has had any rights in or to the Material Patents has executed an agreement assigning his, her or its entire right, title and interest in and to such Material Patents, and the inventions embodied, described and/or claimed therein, to the Company, and to the Knowledge of the Company, no such Person has any contractual or other obligation that would preclude or conflict with any such assignment or otherwise conflict with the obligations of such Person to the Company.

(b) Except for Intellectual Property licensed to or owned by the Company and set forth on Schedule 3.12(a), to the Knowledge of the Company, no other Intellectual Property is necessary to make, have made, offer to sell, sell, have sold, use, import, distribute, commercialize or market the Product in the Major Countries. To the Knowledge of the Company, the use, manufacture, import, export, offer for sale, distribution, marketing and sale of the Product by the Company does not infringe any Patents that are owned by a Third Party in the Major Countries.

(c) The Company has the full right, power and authority to grant all of the rights and interests granted to Purchaser in this Agreement.

(d) There are no unpaid maintenance, annuity or renewal fees currently overdue for any of the issued Patents included in the Material Patents.

(e) There is, and has been, no pending, decided or settled opposition, interference proceeding, reexamination proceeding, cancellation proceeding, injunction, claim, lawsuit, declaratory judgment, administrative post-grant review proceeding, other administrative or judicial proceeding, hearing, investigation, complaint, arbitration, mediation, International Trade Commission investigation, decree, or any other filed claim (other than routine prosecution before the U.S. Patent and Trademark Office) (collectively referred to hereinafter as “Disputes”) related to any of the Material Patents of which the Company has received written notice, nor, to the Knowledge of the Company, has any such Dispute been threatened challenging the legality, validity, enforceability or ownership of any Material Patents. There are no Disputes by any Person or Third Party against the Company, its Licensees or its licensor, and the Company has not received any written notice or claim of any such Dispute as pertaining to the Product. Neither the Company nor its Subsidiaries has sent any notice of any such Dispute to a Third Party. The Company is not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement or other disposition of Dispute which relates to the Product or the Material Patents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) There is no pending, or to the Knowledge of the Company threatened, action, suit, or proceeding, or any investigation or claim by any Governmental Authority to which the Company is a party or is the subject (i) that would be the subject of a claim for indemnification by any Person or Third Party under any agreement, or (ii) that the marketing, sale or distribution of the Product worldwide by the Company or its Licensees pursuant to any related License Agreement, as applicable, does or will infringe on any Patent of any other Person.

(g) The Company has taken commercially reasonable measures and precautions to protect and maintain (i) the confidentiality of all trade secret Intellectual Property that it owns and (ii) the value of all Intellectual Property related to the Product, except where such failure to take action would not reasonably be expected to have a Material Adverse Effect.

(h) No material trade secret of the Company has been published or disclosed to any Person except pursuant to a written agreement requiring such Person to keep such trade secret confidential, except where such disclosure would not reasonably be expected to have a Material Adverse Effect.

(i) The Product, or its manufacture or use, is covered by one or more valid and enforceable claims of an issued Patent in the United States.

Section 3.13 Regulatory Approval.

(a) The Company and its Subsidiaries have made available to Purchaser any written reports or other written communications received from a Governmental Authority that would indicate that any Regulatory Agency (A) is likely to revise or revoke any current Regulatory Approval granted by any Regulatory Agency with respect to the Product, or (B) is likely to pursue any material compliance actions against the Company.

(b) The Company and its Subsidiaries possess all Regulatory Approvals issued or required by the appropriate Regulatory Agencies, which Regulatory Approvals are necessary to conduct the current clinical trials relating to the Product, and neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation, suspension, termination or modification of any such Regulatory Approvals.

(c) The Company and its Subsidiaries are in compliance with, and has complied with, all applicable federal, state, local and foreign laws, rules, regulations, standards, orders and decrees governing its business, including all regulations promulgated by each Regulatory Agency, the failure of compliance with which could reasonably be expected to result in a Material Adverse Effect; the Company and its Subsidiaries have not received any notice citing action or inaction by any of them that would constitute any non-compliance with any applicable federal, state, local and foreign laws, rules, regulations, or standards, which could reasonably be expected to result in a Material Adverse Effect; and to the Company’s Knowledge, no prospective change in any applicable federal, state, local or foreign laws, rules, regulations or standards has been adopted which, when made effective, would reasonably be expected to result in a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Preclinical and clinical trials conducted on behalf of the Company or its Subsidiaries relating to the Product were conducted in all material respects in compliance with applicable laws and, in all material respects, in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards; the descriptions of the results of such trials provided to Purchaser are complete and accurate in all material respects. Neither the Company nor its Subsidiaries has received any notices or correspondence from any Regulatory Agency or comparable authority requiring the termination, suspension, or material modification or clinical hold of any clinical trials conducted by or on behalf of the Company or its Subsidiaries with respect to the Product, which termination, suspension, material modification or clinical hold could reasonably be expected to result in a Material Adverse Effect.

Section 3.14 Material Contracts.

Schedule 3.14 sets forth all Material Contracts. Neither the Company nor its Subsidiaries is in breach of or in default under any Material Contract, which default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Company, nothing has occurred and no condition exists that would permit any other party thereto to terminate any Material Contract. Neither the Company nor its Subsidiaries has received any notice or, to the Knowledge of the Company, any threat of termination of any such Material Contract. To the Knowledge of the Company, no other party to a Material Contract is in breach of or in default under such Material Contract. All Material Contracts are valid and binding on the Company or its Subsidiaries and, to the Knowledge of the Company, on each other party thereto, and are in full force and effect.

Section 3.15 Place of Business.

The Company’s principal place of business and chief executive office are set forth on Schedule 3.15.

Section 3.16 Broker’s Fees.

The Company and its Subsidiaries have not taken any action that would entitle any Person to any commission or broker’s fee in connection with this Agreement except fees, commissions and expenses to be paid to Houlihan Lokey Capital, Inc., all of which will be paid by the Company.

Section 3.17 Other Information.

No written statement, information, report or materials prepared by or on behalf of the Company or its Subsidiaries and furnished to Purchaser by or on behalf of the Company or its Subsidiaries in connection with any Transaction Document or any transaction contemplated hereby or thereby, and no written representation, warranty or statement made by the Company or its Subsidiaries in any Transaction Document, and no Schedule or Exhibit hereto or thereto, in each case taken in the aggregate, contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.18 Taxes.

Each of the Company and its Subsidiaries has timely filed (taking into account all extensions of due dates) all material Tax Returns required to be filed by, or on behalf of, it and has timely paid all Taxes required to be paid with such returns. All Tax Returns filed by the Company or its Subsidiaries (or on any of their behalves) have been true, correct and complete in all material respects. Except as set forth on Schedule 3.18, there is no outstanding or, to the Company’s Knowledge, threatened action, claim or other examination or proceeding with respect to Taxes of the Company or any of its Subsidiaries or their assets (including with respect to the Assigned Interests and the Revenue Interests). Except as set forth on Schedule 3.18, there are no Taxes of the Company or any of its Subsidiaries that form or could form, individually or in the aggregate, the basis for a material encumbrance (other than encumbrances for current taxes not yet past due or Permitted Liens) on any of its assets (including the Assigned Interests and the Revenue Interests).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company the following:

Section 4.01 Organization.

Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

Section 4.02 Authorization.

Purchaser has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Transaction Documents have been duly authorized, executed and delivered by Purchaser and each Transaction Document constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 4.03 Broker’s Fees.

Purchaser has not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.04 Conflicts.

Neither the execution and delivery of this Agreement or any other Transaction Document to which Purchaser is a party nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (i) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Purchaser or any of its assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the organizational or constitutional documents of Purchaser; or (c) require any notification to, filing with, or consent of, any Person or Governmental Authority, except, in the case of the foregoing clauses (a) or (c), for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform any of its obligations under the Transaction Documents.

ARTICLE V

COVENANTS

From the date hereof through and including the end of the Revenue Interest Period, the following covenants shall apply:

Section 5.01 Consents and Waivers.

The Company shall use its commercially reasonable efforts to obtain and maintain any required consents, acknowledgements, certificates or waivers so that the transactions contemplated by this Agreement or any other Transaction Document may be consummated and shall not result in any default or breach or termination of any of the Material Contracts.

Section 5.02 Access; Information.

(a) License Notices. Subject to any applicable confidentiality restrictions, the Company shall promptly provide Purchaser with copies of any material written notices received or given by the Company or any of its Subsidiaries under any Material Contract, and to the extent the Company is barred from providing Purchaser with copies of such notices due to any applicable confidentiality restrictions, the Company shall (i) inform Purchaser of the existence of such notice accompanied by a written description of the substance contained in such notice and (ii) promptly use commercially reasonable efforts to seek the removal or waiver of any such confidentiality restrictions so as to permit a free exchange of information with the Purchaser regarding the substance of such notice. The Company shall promptly notify Purchaser of any breaches or alleged breaches under any Material Contracts and of any other events with respect to any Material Contract or the subject matter thereof which could reasonably be expected to have a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Litigation or Investigations. The Company shall promptly notify Purchaser of (i) any action, demand, suit, claim, cause of action, proceeding or investigation pending or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries, or (ii) proceeding or inquiry of any Governmental Authority pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, related to any Material Contract, the Product, the Material Patents or any Transaction Document.

(c) Maintenance of Books and Records. During the Term, the Company shall keep and maintain, or cause to be kept and maintained, at all times full and accurate books of account and records adequate to correctly reflect all payments paid and/or payable with respect to the Revenue Interests and Assigned Interests and all deposits made into the applicable deposit accounts.

(d) Inspection Rights. Purchaser shall have the right, once a year, to designate a Third Party independent public accounting firm (the “Purchaser Representative”) to visit the Company and its Subsidiaries’ offices and properties where the Company and its Subsidiaries keep and maintain their books and records relating or pertaining to the Revenue Interests, the Assigned Interests and the other Assigned Interests Collateral for purposes of conducting an audit of such books and records, and to inspect and audit such books and records, during normal business hours, and, upon five (5) Business Days’ written notice given by Purchaser to the Company, the Company will provide such Purchaser’s Representative reasonable access to such books and records, and shall permit the Purchaser Representatives to discuss the business, operations, properties and financial and other condition of the Company or any of its Affiliates including, but not limited to, matters relating or pertaining to the Revenue Interests, the Assigned Interests and the other Assigned Interests Collateral with officers of the Company and with the Company’s independent certified public accountants.

(e) Audit Costs. In the event any audit of the books and records of the Company and its Subsidiaries relating to the Revenue Interests, Assigned Interests, and the other Assigned Interests Collateral by Purchaser and/or any of Purchaser’s representatives reveals that the amounts paid to Purchaser hereunder for the period of such audit have been understated by more than five percent (5%) of the amounts determined to be due for the period subject to such audit, then the Audit Costs in respect of such audit shall be borne by the Company; and in all other cases, such Audit Costs shall be borne by Purchaser.

(f) Quarterly Reports. During the Term, the Company shall, promptly after the end of each Fiscal Quarter of the Company (but in no event later than forty-five (45) days following the end of such quarter), produce and deliver to Purchaser a Quarterly Report for such quarter, together with a certificate of the Company, certifying that to the Knowledge of the Company (i) such Quarterly Report is a true and complete copy and (ii) any statements and any data and information therein prepared by the Company are true, correct and accurate in all material respects.

(g) Periodic Reports. In the event that the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company shall deliver to Purchaser the following financial statements:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) Within forty-five (45) days after the end of each Fiscal Quarter, copies of the unaudited consolidated financial statements of the Company and its Subsidiaries for such Fiscal Quarter; and

(ii) Within ninety (90) days after the end of each Fiscal Year, copies of the audited consolidated financial statements of the Company and its Subsidiaries for such Fiscal Year.

Section 5.03 Material Contracts.

The Company shall comply, and shall cause each of its Subsidiaries to comply, with all terms and conditions of and fulfill all of its obligations under all the Material Contracts to which it is a Party, except for such noncompliance which would not reasonably be expected to give rise to a Material Adverse Effect. The Company shall not, and shall cause its Subsidiaries not to, amend the payment rate or payment amount that it is entitled to receive under any Material Contract or issue any consents or other approvals under any Material Contract that would change the payment rate or alter the timing of the payment amount or otherwise affect the Revenue Interests payable to Purchaser hereunder without the prior written consent of Purchaser (not to be unreasonably withheld, conditioned, or delayed), except where such amendment or consent would not reasonably be expected to give rise to a Material Adverse Effect.

Section 5.04 Confidentiality; Public Announcement.

(a) All Confidential Information furnished by Purchaser to the Company or by the Company to Purchaser in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby, as well as the terms, conditions and provisions of this Agreement and any other Transaction Document, shall be kept confidential by the Company and Purchaser. Notwithstanding the foregoing, the Company and Purchaser may disclose such Confidential Information to their partners, directors, employees, managers, officers, investors, bankers, advisors, trustees and representatives, provided that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 5.04(a), or as may otherwise be required by applicable law. The Company will consult with Purchaser, and Purchaser will consult with the Company, on the form, content and timing of any such disclosures of Confidential Information, including, without limitation, any disclosures made pursuant to applicable securities laws or made to investment or other analysts.

(b) Each Party is a publicly traded company and has certain disclosure obligations under the U.S. securities laws and the rules and regulations of the U.S. Securities Exchange Commission. In addition to any disclosures required by applicable law, each Party may issue a press release announcing the transactions set forth in the Transaction Documents. Prior to issuing any such press release, each Party shall provide the other Party with an advance copy of press release and provide a reasonable opportunity (not to exceed two Business days) for the other Party to comment thereon. The Party issuing the press release shall give reasonable consideration in good faith to any reasonable comments provided by the other Party. Except as required by applicable law or by the rules and regulations of any securities exchange or trading system or the FDA, taxing authority or any Governmental Authority with similar regulatory authority, or except with the prior written consent of the other party (which consent shall not be unreasonably withheld), no party shall issue any other press release or make any other public disclosure containing Confidential Information with respect to the transactions contemplated by this Agreement or any other Transaction Document.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.05 Security Agreement.

During the Revenue Interest Period, except as permitted by Section 7.18, the Company shall, at all times until the Obligations are paid and performed in full, grant in favor of Purchaser a valid, continuing, first perfected lien on and security interest in the Assigned Interests and the other Assigned Interests Collateral described in the Security Agreement.

Section 5.06 Efforts; Further Assurance.

(a) Subject to the terms and conditions of this Agreement, each of Purchaser and the Company will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement and any other Transaction Document. Purchaser and the Company agree to execute and deliver such other documents, certificates, agreements and other writings (including any financing statement filings requested by Purchaser) and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and any other Transaction Document and to vest in Purchaser good, valid and marketable rights and interests in and to the Assigned Interests, which are, as of the Closing, free and clear of all Liens, except for (i) Liens created in favor of Purchaser on or after the Closing pursuant to the Security Agreement, the Assignment of Interests, and any other Transaction Document, and (ii) liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable.

(b) Purchaser and the Company shall execute and deliver such additional documents, certificates and instruments, and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out and effectuate all of the provisions of this Agreement and any other Transaction Document and to consummate all of the transactions contemplated by this Agreement and any other Transaction Document. In the event that the Company or any of its Affiliates enters into any license, commercialization, co-promotion, collaboration, distribution, marketing or partnering agreement before or during the Revenue Interest Period that grants a license with respect to the Intellectual Property covering the Product to any Subsidiary of the Company that is incorporated or organized under the laws of the United States, any state thereof or the District of Columbia, at least 10 Business Days prior to the consummation of any such transaction, the Company shall give Purchaser written notice thereof and will prior to such consummation cause any such Subsidiary to execute and deliver to Purchaser a joinder agreement and other documents reasonably requested and satisfactory to Purchaser in order to cause such Subsidiary to become a party to the applicable Transaction Documents as if such Subsidiary was a party thereto as of the date hereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Purchaser and the Company shall cooperate and provide assistance as reasonably requested by the other party in connection with any Third Party litigation, arbitration or other Third Party proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which any party hereto or any of its officers, directors, shareholders, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interests, in each case relating to this Agreement, any other Transaction Document, the Assigned Interests or any other Assigned Interests Collateral, or the transactions described herein or therein.

Section 5.07 Put Option; Call Option.

(a) Put Option. In the event that a Put Option Event shall occur during the Term, Purchaser shall have the right, but not the obligation (the “Put Option”), exercisable within sixty (60) days of the later of (i) Purchaser’s receipt of written notice from the Company of the Put Option Event or (ii) Purchaser’s discovery that a Put Option Event has occurred (other than, in either case, with respect to a Bankruptcy Event or a Put Option Event pursuant to clause (d) of said definition, which shall be exercisable immediately by the Purchaser), to require the Company to repurchase from Purchaser the Assigned Interests at the Put/Call Price. In the event Purchaser elects to exercise its Put Option, Purchaser shall deliver written notice to the Company specifying the closing date which date shall be forty-five (45) days from such notice date (the “Put Option Closing Date”), which notice must be given within sixty (60) days of Purchaser’s receipt of written notice from the Company of a Put Option Event. Failure to provide notice by such times will be deemed an irrevocable waiver of the right to exercise the Put Option. On the Put Option Closing Date, the Company shall repurchase from Purchaser the Assigned Interests at the Put/Call Price in cash, the payment of which shall be made by wire transfer of immediately available funds to the account designated by Purchaser. Notwithstanding anything to the contrary contained herein, immediately upon the occurrence of a Bankruptcy Event, Purchaser shall be deemed to have automatically and simultaneously elected to have the Company repurchase from Purchaser the Assigned Interests for the Put/Call Price in cash and the Put/Call Price shall be immediately due and payable without any further action or notice by any party. Immediately upon exercise by Purchaser of the Put Option and the payment by the Company to Purchaser of the Put/Call Price, Purchaser shall be deemed to have automatically assigned to the Company all right, title, and interest in and to the Assigned Interest.

(b) Call Option. At any time after the Closing Date, the Company shall have the right, but not the obligation (the “Call Option”), exercisable upon ten (10) days’ written notice to Purchaser, to repurchase the Assigned Interests from Purchaser at a repurchase price equal to the Put/Call Price. In order to exercise the Call Option, the Company shall deliver written notice to Purchaser of its election to so repurchase the Assigned Interests not less than ten (10) days prior to the proposed closing date (the “Call Closing Date”). On the Call Closing Date, the Company shall repurchase from Purchaser the Assigned Interests at the Put/Call Price, the payment of which shall be made by wire transfer of immediately available funds to the account designated by Purchaser. Immediately upon exercise by the Company of the Call Option and the payment by the Company to Purchaser of the Put/Call Price, Purchaser shall be deemed to have automatically assigned to the Company all right, title, and interest in and to the Assigned Interest.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Obligations of Purchaser. In connection with the consummation of a repurchase of the Assigned Interests pursuant to the Put Option or Call Option, Purchaser agrees that it will (i) promptly but no later than three (3) Business Days execute and deliver to the Company such UCC termination statements and other documents as may be necessary to release Purchaser’s Lien on the Assigned Interests Collateral and otherwise give effect to such repurchase and (ii) take such other actions or provide such other assistance as may be necessary to give effect to such repurchase.

Section 5.08 Remittance to Deposit Account.

(a) Within sixty (60) days after the date of this Agreement, the parties hereto shall enter into a deposit agreement in form and substance reasonably satisfactory to the parties hereto and the Deposit Bank (the “Deposit Agreement”), which Deposit Agreement will provide for, among other things, the establishment and maintenance of a Deposit Account, a Joint Concentration Account, a Company Concentration Account and a Purchaser Concentration Account in accordance with the terms herein and therein. Any Purchaser Concentration Account shall be held solely for the benefit of Purchaser, but shall be subject to the terms and conditions of this Agreement, the Security Agreement and the other Transaction Documents. Funds deposited into the Deposit Account shall be swept by the Deposit Bank on a daily basis into the Joint Concentration Account and subsequent thereto on a daily basis, the Daily Amount shall be swept into the Purchaser Concentration Account; provided that once the amount of cash swept into the Purchaser Concentration Account during any of the Fiscal Years ended December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018, reaches the Yearly Payment Cap, Deposit Bank shall not make any further sweeps from the Deposit Account into the Joint Concentration Account during the remainder of such Fiscal Year, and shall instead sweep the entirety of funds deposited into the Deposit Account for the balance of such Fiscal Year directly into the Company Concentration Account for immediate and full access by the Company. Purchaser shall have immediate and full access to any funds held in the Purchaser Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever, subject to Purchaser’s obligations under Section 5.08(f). After the Daily Amount is swept into the Purchaser Concentration Account, the amounts remaining in the Joint Concentration Account shall then be swept, automatically or as otherwise directed by the Company, into the Company Concentration Account. The Company shall have immediate and full access to any funds held in the Company Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever other than those of the Deposit Bank; provided, however, that nothing herein shall (i) affect or reduce the Company’s obligations to pay in full all amounts due to Purchaser under this Agreement, or (ii) in any manner limit the recourse of Purchaser to the Assigned Interests Collateral in accordance with the Security Agreement.

(b) The Company shall pay all fees, expenses and charges of the Deposit Bank.

(c) Commencing on the Closing Date and thereafter, any and all payments in respect of sales of the Product received by the Company or its Subsidiaries (other than the European Subsidiaries) on account of Gross Product Revenues of the Company shall be deposited into the Deposit Account within two (2) Business Days of the Company’s receipt thereof, regardless of whether or not any Allowable Additional Product Financings have been entered into by the Company or any Subsidiary. In the event (i) the True-Up Statement for the second Fiscal Quarter in any Fiscal Year indicates that the Year-to-Date Net Revenues of the Product are less that [***] percent ([***]%) of the Projected Net Product Revenues set forth on Schedule A for

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that Fiscal Year or (ii) the True-Up Statement for the third Fiscal Quarter in any Fiscal Year indicates that the Year-to-Date Net Revenues of the Product are less that [***] percent ([***]%) of the Projected Net Product Revenues set forth on Schedule A for that Fiscal Year, the Applicable Percentage of any and all payments in respect of Net Back-up Product Revenues received by the Company (including the Applicable Percentage of any amounts held in the Brigatinib Divestiture Account pursuant to Section 5.17) shall be deposited into the Purchaser Concentration Account within two (2) Business Days of the Company’s receipt of such True-Up Statement, but only until, and to the extent necessary such that, the Back-up Product True-Up Amount due and payable under Section 5.08(f) for that Fiscal Year is paid in full.

(d) With respect to any License Agreement existing on the date hereof (other than License Agreements to which a European Subsidiary is a party and License Agreements that do not call for direct payment to the Company or any Subsidiary of the Company), promptly following the entering into the Deposit Agreement, the Company shall or shall instruct such Subsidiary to instruct any party thereto under such agreement to remit to the Deposit Account when due all applicable payments in respect of Gross Product Revenues of the Company that are due and payable to the Company or such Subsidiary during the Revenue Interest Period, and the Company shall deliver to Purchaser evidence of such instruction and of such applicable party’s agreement thereto. With respect to any License Agreement (other than License Agreements to which a European Subsidiary is a party and License Agreements that do not call for direct payment to the Company or any Subsidiary of the Company) entered into by the Company or any Subsidiary after the Closing Date, the Company shall or shall instruct such Subsidiary to (i) at the time of the execution and delivery of such agreement, instruct any party thereto under such agreement to remit to the Deposit Account when due all applicable payments in respect of Gross Product Revenues of the Company that are due and payable to the Company or such Subsidiary during the Revenue Interest Period, and (ii) deliver to Purchaser evidence of such instruction and of such applicable party’s agreement thereto.

(e) During the Revenue Interest Period and prior to the termination of this Agreement, the Company shall not have any right to terminate the Deposit Agreement without Purchaser’s prior written consent. Any such consent, which Purchaser may grant or withhold in its sole and absolute discretion, shall be subject to the satisfaction of each of the following conditions to the satisfaction of Purchaser:

(i) the successor Deposit Bank shall be acceptable to Purchaser;

(ii) Purchaser, the Company and the successor Deposit Bank shall have entered into a deposit agreement substantially in the form of the Deposit Agreement initially entered into;

(iii) all funds and items in the accounts subject to the Deposit Agreement to be terminated shall be transferred to the new accounts held at the successor Deposit Bank prior to the termination of the then existing Deposit Bank; and

(iv) Purchaser shall have received evidence that all of the applicable parties making payments in respect of sales of the Product have been instructed to remit all future payments in respect of sales of the Product to the new accounts held at the successor Deposit Bank.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) True-Up.

(i) Following the end of each Fiscal Quarter, as soon as the Company shall have determined the Applicable Percentage of Net Revenues of the Product for such Fiscal Quarter and for each other Fiscal Quarter in the Fiscal Year in which the then most recently ended Fiscal Quarter occurred (the “Year-to-Date Applicable Net Revenues”) and in any event no later than forty-five (45) days after the end of such Fiscal Quarter (unless such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year in which case no later than ninety (90) days after the end of such Fiscal Quarter), the Company shall present to Purchaser a certificate of an officer of the Company, in reasonable detail with supporting calculations and information, detailing the Year-to-Date Applicable Net Revenues of the Product (broken down by U.S., Europe, and the rest of world (i.e., global Net Revenues of the Product other than in the U.S. or Europe) (the “True-Up Statement”). The True-Up Statement shall include a calculation of the Net Revenues of the Product for such Fiscal Quarter and for each other Fiscal Quarter in the Fiscal Year in which the then most recently ended Fiscal Quarter occurred, with a reconciliation of such calculation to the Year-to-Date Applicable Net Revenues and the Applicable Percentage of Net Revenues of the Product for such Fiscal Quarter. For purposes of this Section 5.08(f), the first Fiscal Quarter shall comprise the period from the Closing Date through September 30, 2015. The True-Up Statement shall also include the Sweep Percentage that will be applicable to the next successive Fiscal Quarter.

(ii) If Purchaser has received, on or prior to the last day of the most recently ended Fiscal Quarter, payments from the Company under Section 2.02 or this Section 5.08 in respect of the Fiscal Year for which Year-to-Date Applicable Net Revenues is calculated under clause (i) above which are in excess of the Applicable Percentage of Year-to-Date Net Revenues of the Product (after giving effect to the full Yearly Payment Cap (i.e., no quarterly proration)), Purchaser shall pay such excess to the Company within twenty (20) Business Days of receipt by Purchaser of the True-Up Statement.

(iii) If the Applicable Percentage of Year-to-Date Net Revenues of the Product (after giving effect to the full Yearly Payment Cap (i.e., no quarterly proration)) is in excess of the amounts Purchaser has received on or prior to the last day of the most recently ended Fiscal Quarter in respect of the Fiscal Year for which Year-to-Date Applicable Net Revenues is calculated under clause (i) above under Section 2.02 or this Section 5.08, the Company shall pay such excess to Purchaser within twenty (20) Business Days of the receipt by Purchaser of the True-Up Statement.

(iv) Following the end of each Fiscal Year, the True-Up Statement for such Fiscal Year shall also include a calculation of the difference between (A) the Projected Net Product Revenues for that Fiscal Year multiplied by the Applicable Percentage for that Fiscal Year (after giving effect to the full Yearly Payment Cap), and (B) the actual revenues received by Purchaser on account of the Applicable Percentage of the Net Revenues as of the end of Fiscal Year (including any payments received by Purchaser on

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

account of the Back-up Product), after taking into account any true-up adjustments made pursuant to Sections 5.08(f)(ii) or (iii) above, plus any Make-Whole Payment under Section 2.04 received by Purchaser in such Fiscal Year (the “Back-Up Product True-Up Amount”). The Back-up Product True-up Statement shall also include a reconciliation against any remaining amounts held in the Brigatinib Divestiture Account (if applicable) and any debits or sweeps made to or out of such Account.

(v) If the Back-Up Product True-Up Amount calculated pursuant to clause (iv) above is positive for a Fiscal Year, the Company shall pay to Purchaser such Back-up Product True-Up Amount solely to the extent such amount does not exceed the greater of (X) the Applicable Percentage of Net Revenues of Back-up Product for that Fiscal Year and (Y) [***]% of all worldwide Net Sales of the Back-up Product for such Fiscal Year generated by the Company or any of its Affiliates as well as any Third Party, pursuant to any license, commercialization, co-promotion, collaboration, distribution, marketing or partnering agreement (the greater of (X) and (Y) being referred to herein as the “Back-up Product True-Up Cap”). The payment of such Back-up Product True-Up Amount due and owing under Section 5.08(f) shall be satisfied exclusively out of the Net Revenue of the Back-up Product, or in the event of Brigatinib Divestiture Event, exclusively out of the Net Revenue of the Back-up Product and/or the available amounts held in the Brigatinib Divestiture Collateral Account established in accordance with Section 5.17.

(vi) In the event the Net Revenues of the Back-Up Product received by the Company for that Fiscal Year are not sufficient to satisfy payment of the Back-up Product True-Up Amount required to be paid under Section 5.08(f) for that Fiscal Year (taking into account any available amounts then held in the Brigatinib Divestiture Collateral Account), no further amounts shall be due and owing by the Company to Purchaser on account of the Back-up Product True-Up Amount for that Fiscal Year. Any shortfall resulting from the failure of the Net Revenue of the Back-Up Product received by the Company for that Fiscal Year (or the funds available in the Brigatinib Divestiture Account, if applicable) to satisfy payment of the Back-up Product True-Up Amount required to be paid under Section 5.08(f) for that Fiscal Year shall impose no obligation on the Company to make any additional payment to the Purchaser pursuant to this clause (v), and such deficiency shall not carry over to any subsequent Fiscal Year. Payment of the Back-up Product True-Up Amount required to be paid hereunder shall be made by the Company to Purchaser within fifteen (15) Business Days of receipt by Purchaser of the True-Up Statement for that Fiscal Year.

(vii) If the Back-up Product True-Up Amount calculated pursuant to clause (iv) above is negative, no further payments need be made by the Company to the Purchaser for that Fiscal Year, and any excess payments made by Company to Purchaser in accordance with Section 5.08(c) based on Net Back-up Product Revenues shall be reimbursed to Company by Purchaser within fifteen (15) Business Days of receipt by Purchaser of the True-Up Statement for that Fiscal Year.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.09 Intellectual Property.

(a) The Company shall, at its sole expense, either directly or by causing any Licensee to do so, take such actions (including taking legal action to specifically enforce the applicable terms of any License Agreement), and prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to diligently maintain the Material Patents. The Company shall ensure that all patent applications corresponding to the Material Patents are diligently prosecuted with the intent to protect the Product. In the exercise of its reasonable business discretion, the Company shall use commercially reasonable efforts to diligently defend or assert such Intellectual Property and such Material Patents against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability, in the Major Countries (including, without limitation, by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference, including timely bringing an action in response to a certification made by an applicant under paragraph IV of clause (vii) of 21 U.S.C. §355(j)(2)(A) with respect to an Abbreviated New Drug Application). The Company shall not, and shall use its commercially reasonable efforts to cause any Licensee not to, disclaim or abandon, or fail to take any action necessary to prevent the disclaimer or abandonment of, the Material Patents, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b) In the event that the Company becomes aware that the Product infringes or violates any Third Party’s Intellectual Property, the Company shall, in the exercise of its reasonable business discretion, use commercially reasonable efforts to attempt to secure the right to use such Intellectual Property on behalf of itself and any affected Licensee, as applicable, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and shall pay all reasonable costs and amounts associated with obtaining any such license, without any reduction in the Assigned Interests.

(c) The Company shall directly, or through a Licensee, take any and all actions and prepare, execute, deliver and file any and all agreements, documents or instruments that are necessary to secure and maintain, all Regulatory Approvals in the Major Countries.

Section 5.10 Protective Covenants.

(a) The Company shall not, without the prior written consent of the Purchaser:

(i) Forgive, release or compromise any amount owed to the Company or its Subsidiaries and relating to the Assigned Interests outside the ordinary course of business in a manner which would reasonably be expected to result in a Material Adverse Effect on the Assigned Interests;

(ii) Waive, amend, cancel or terminate, exercise or fail to exercise, any of its material rights constituting or relating to the Revenue Interests (including any rights under any License Agreement) outside the ordinary course of business, except where such failure would not reasonably be expected to result in a Material Adverse Effect on the Revenue Interest;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii) Amend, modify, restate, cancel, supplement, terminate or waive any material provision relating to the payment rate or payment amount the Company or its Subsidiaries are entitled to receive under any Material Contract, or grant any related consent thereunder, or agree to do any of the foregoing, including, without limitation, entering into any agreement with any Person under the provisions of such Material Contract, (in each case) if such action would result in a reduction of any royalty rate, distribution split or other sales-based payments, up-front payment or milestone payment to the Company thereunder;

(iv) Create, incur, assume or suffer to exist any new Indebtedness (not including Indebtedness incurred for the purpose of paying to Purchaser the Put/Call Price in connection with an exercise of the Put Option or Call Option), other than (i) any Permitted Secured Financings, (ii) unsecured indebtedness so long as it remains unsecured, in an aggregate incremental principal amount not to exceed $[***] at any time outstanding (not including any financings in (iii) below); provided that such Indebtedness has a maturity date that is not earlier than the Outside Date (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption, put or sinking fund obligations prior to the Outside Date (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)) and (iii) any Indebtedness incurred to refinance the Company’s existing 3.625% Convertible Senior Notes due 2019 issued pursuant to the Indenture dated as of June 17, 2014, between the Company and Wells Fargo Bank, National Association, as Trustee; provided that any such refinancing Indebtedness is unsecured and has a maturity date that is not earlier than the Outside Date (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption, put or sinking fund obligations prior to the Outside Date (other than customary conversion rights, offers to, or put option to require, repurchase upon a fundamental change, change of control, asset sale or casualty event and customary acceleration rights after an event of default));

(v) Create, incur, assume or suffer to exist any Lien, or exercise any right of rescission, offset, counterclaim or defense, upon or with respect to the Deposit Account, the Joint Concentration Account or the Assigned Interests, or agree to do any of the foregoing, except for (i) any Lien or agreements in favor of Purchaser granted under or pursuant to this Agreement and the other Transaction Documents; and (ii) liens for taxes or other governmental charges arising by operation of law in the ordinary course of business for sums which are not yet due and payable;

(vi) Create, incur, assume or suffer to exist any Lien, or exercise any right of rescission, offset, counterclaim or defense, upon or with respect to the Shared Assigned Interests Collateral, or agree to do any of the foregoing, except for (i) any Lien or agreements in favor of Purchaser granted under or pursuant to this Agreement and the other Transaction Documents; and (ii) any Permitted Liens permitted by clause (ii) and clause (iv) of the definition of Permitted Liens (but, with respect to such clause (iv), only with respect to Permitted Secured Financings described in clause (i) and clause (iii) of the definition of Permitted Secured Financings); or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vii) Transfer to any European Subsidiary any additional rights in the Product, the Gross Product Revenues or the Collateral; provided that the Company may transfer to ARIAD Europe, via amendment of the Territory of the ARIAD Europe Buy-in License or similar transaction, Product rights in Israel, Saudi Arabia, and other countries that will be managed by ARIAD Europe, as long as the chronic myelogenous leukemia market in those countries transferred in aggregate (as measured by IMS data) does not exceed [***]% of the global chronic myelogenous leukemia market (measured in U.S. dollars).

Section 5.11 Insurance.

The Company shall (i) maintain the current insurance policies with its current insurance companies or with companies having at the least the same rating from A.M. Best Company, Inc. and (ii) maintain Purchaser as an additional insured party with respect to its general liability and product liability insurance policies.

Section 5.12 Notice.

The Company shall provide Purchaser with written notice as promptly as practicable (and in any event within three (3) Business Days) after becoming aware of any of the following:

(a) any material breach or default by the Company of any covenant, agreement or other provision of this Agreement, or any other Transaction Document;

(b) any representation or warranty made by the Company in any of the Transaction Documents or in any certificate delivered to Purchaser pursuant hereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made;

(c) the occurrence of a Change of Control; or

(d) the occurrence of a Put Option Event.

Section 5.13 Use of Proceeds.

The Company shall use proceeds received from Purchaser in support of the development of the Back-up Product and development and commercialization of the Product.

Section 5.14 Taxes.

(a) The Company shall timely file (taking into account all extensions of due dates) all Tax Returns required to be filed by it and will pay all Taxes required to be paid with such returns.

(b) Purchaser shall deliver to the Company and the Deposit Bank a properly completed IRS Form W-9 at Closing. The Company shall provide the Purchaser any reasonable assistance it may seek in obtaining an exemption or reduced rate from, or refund of, any U.S. federal withholding tax, if applicable. Neither party shall have any obligation to gross-up or otherwise pay the other party (including any assignee) any amounts with respect to source withholding. The parties furthermore agree to provide the Deposit Bank or any other party that is

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a withholding agent for tax purposes any requested documentation necessary to establish an exemption from or reduction of applicable withholding taxes with respect to payments under the Deposit Agreement or this Agreement to the extent it is entitled to do so under the applicable law; and in the event the failure to provide such documentation results in the imposition of withholding, then such withholding shall be attributed to the party responsible for such failure.

Section 5.15 Right of First Negotiation with respect to Allowable Additional Product Financing.

In the event the Company intends, at any time and from time to time after the occurrence of an Allowable Additional Product Financing Trigger Event, to seek to obtain Allowable Additional Product Financing, the Company shall provide to Purchaser written notice (the “Financing Notice”) of such intention prior to engaging in any discussions with any Third Party with respect thereto, which Financing Notice shall include the proposed terms of such Allowable Additional Product Financing. Purchaser shall have two (2) Business Days following receipt of the Financing Notice to provide the Company written notice that it desires to enter into good faith negotiations with the Company regarding providing the Allowable Additional Product Financing. If Purchaser does not provide such written notice, the Company shall be free to negotiate and enter into an Allowable Additional Product Financing with a Third Party. If Purchaser provides such written notice, the Company shall negotiate exclusively, reasonably and in good faith with Purchaser concerning the terms of the Allowable Additional Product Financing for a period of [***] ([***]) days. In the event the Parties have not executed a binding term sheet for such Allowable Additional Product Financing within such [***]-day period, the Company shall be free to pursue an Allowable Additional Product Financing with one or more Third Parties on any terms, whether or not more favorable, without first coming back to Purchaser.

Section 5.16 Right of First Negotiation with respect to Allowable Back-up Product Financing.

In the event the Company intends, at any time and from time to time after the occurrence of an Allowable Additional Product Financing Trigger Event, to seek to obtain Allowable Back-up Product Financing, the Company shall provide to Purchaser written notice (the “Backup Financing Notice”) of such intention prior to engaging in any discussions with any Third Party with respect thereto, which Backup Financing Notice shall include the proposed terms of such Allowable Back-up Product Financing. Purchaser shall have two (2) Business Days following receipt of the Backup Financing Notice to provide the Company written notice that it desires to enter into good faith negotiations with the Company regarding providing the Allowable Back-up Product Financing. If Purchaser does not provide such written notice, the Company shall be free to negotiate and enter into an Allowable Back-up Product Financing with a Third Party. If Purchaser provides such written notice, the Company shall negotiate exclusively, reasonably and in good faith with Purchaser concerning the terms of the Allowable Back-up Product Financing for a period of [***] ([***]) days. In the event the Parties have not executed a binding term sheet for such Allowable Back-up Product Financing within such [***]-day period, the Company shall be free to pursue an Allowable Back-up Product Financing with one or more Third Parties on any terms, whether or not more favorable, without first coming back to Purchaser.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.17 Disposition of Back-up Product.

If, during the Revenue Interest Period, the Company Transfers any of its interest in the Back-up Product to a Third Party (other than in connection with a Permitted Secured Financing or a License Agreement (as defined above, except relating to Brigatinib) (a “Brigatinib Divestiture”), the Company shall, within 30 days of the closing of such Brigatinib Divestiture, create a separate account at the Deposit Bank (the “Brigatinib Divestiture Account”) and deposit into such Brigatinib Divestiture Account an amount equal to [***] percent ([***]%) of the net proceeds received by the Company on account of such Brigatinib Divestiture, subject to a maximum amount equal to the product of (a) the lesser of (i) such percent of the Company’s interest in the Backup Product subject to such Brigatinib Divestiture and (ii) [***]% (provided this percentage shall be [***]%, if the FDA suspends or prohibits sales of the Product), multiplied by (b) the Put/Call Price calculated as of the closing date of such Brigatinib Divestiture. At the end of each Fiscal Quarter thereafter, the Company shall include in the True-up Statement for such Fiscal Quarter a calculation of the Put/Call Price calculated as of the end of such Fiscal Quarter (the “Brigatinib Divestiture Collateral Amount”). Any amounts remaining in the Brigatinib Divestiture Account at the end of such Fiscal Quarter in excess of the Brigatinib Divestiture Collateral Amount shall be swept into the Company Concentration Account as soon as reasonable practicable, but in no event later than two (2) Business Days of Purchaser’s receipt of the True-Up Statement for such Fiscal Quarter.

ARTICLE VI

TERM AND TERMINATION

Section 6.01 Term and Termination Date.

Except as provided in this Section 6.01 and in Section 6.02, this Agreement shall terminate upon expiration of the Revenue Interest Period (the “Term”). If any payments are accrued hereunder on or prior to that date and are required to be made by one of the Parties hereunder, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and (except as provided in Section 6.02) solely for that purpose. In addition, this Agreement shall sooner terminate if the Purchaser shall have exercised the Put Option in accordance with Section 5.07(a) or the Company shall have exercised the Call Option in accordance with Section 5.07(b), in each case upon the payment of the Put/Call Price. In addition, the Company may terminate this Agreement immediately upon Purchaser’s failure to pay the Additional Purchase Price on the Additional Purchase Price Closing Date or the Second Tranche Purchase Price on the Second Tranche Purchase Price Closing Date in accordance with Section 2.03(d) and Section 2.03(e), respectively. Upon expiration or termination of this Agreement in accordance with its terms, all right, title, and interest in and to the Assigned Interest shall automatically revert to Company, and Purchaser will have no further rights in the Assigned Interest, the Back-up Product True-Up Funds, or the Assigned Interest Collateral.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.02 Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers, stockholders, partners, managers or members other than the provisions of this Section 6.02, Section 5.04, Section 5.05 (provided the Security Agreement and the Deposit Agreement shall each terminate as provided in those respective agreements), and Article VII hereof, which shall survive any termination as set forth in Section 6.01. Nothing contained in this Section 6.02 shall relieve any party from liability for any breach of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Survival.

All representations and warranties made herein and in any other Transaction Document, any certificates or in any other writing delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and shall continue to survive until the expiration or termination of this Agreement in accordance with Article VI.

Section 7.02 Specific Performance; Limitations on Damages.

(a) Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable for special, indirect, incidental, punitive or consequential damages of the other party, whether or not caused by or resulting from the actions of such party or the breach of its covenants, agreements, representations or warranties hereunder, even if such party has been advised of the possibility of such damages.

Section 7.03 Notices.

All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed (with a copy by email):

If to Purchaser to:

PDL BioPharma, Inc.

932 Southwood Blvd.

Incline Village, NV 89451

Attention: General Counsel

Facsimile No.: (775) 832-8501

Email: [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with a copy to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071-3197

Attention: Karen Bertero

Facsimile No.: (213) 229-7888

Email: kbertero@gibsondunn.com

If to the Company to:

ARIAD Pharmaceuticals, Inc.

26 Landsdowne Street

Cambridge, MA 02139

Attention: General Counsel

Facsimile No.: (617) 494-8144

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC

666 Third Avenue

New York, New York 10017

Attention: Richard Gervase, Esq.

Fax: (212) 983-3115

Email: RGervase@Mintz.com

with a copy to:

Houlihan Lokey Capital, Inc.

245 Park Avenue, 17th Floor

New York, New York 10167

Attention: Lionel Leventhal

Fax: [***]

Email: [***]

or to such other address or addresses as Purchaser or the Company may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch, unless such communication is sent trans-Atlantic, in which case they shall be deemed effective five (5) Business Days after dispatch, (b) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, or (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 7.04 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall not be entitled to assign any of its obligations and rights under the Transaction Documents without the prior written consent of Purchaser. Solely upon the consent of the Company (which consent may not be unreasonably withheld, delayed or conditioned), Purchaser may assign any of its obligations or rights under the Transaction Documents without restriction other than to another pharmaceutical company; provided, however, that, notwithstanding the foregoing, Purchaser may assign any of its obligations or rights under the Transaction Documents to a pharmaceutical company in connection with a change of control of Purchaser by virtue of a merger, sale or issuance of stock or the sale of all or substantially all of Purchaser’s assets; provided, further, that Purchaser, notwithstanding such assignment, will remain liable under Section 5.08(f) (solely to the extent of any amount subject thereto during the Fiscal Year as of the date of such assignment) and Section 7.05.

Section 7.05 Indemnification.

(a) The Company hereby indemnifies and holds Purchaser and its Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each, a “Purchaser Indemnified Party”) harmless from and against any and all Losses (including all Losses in connection with any product liability claims or claims of infringement or misappropriation of any Intellectual Property rights of any Third Parties) incurred or suffered by any Purchaser Indemnified Party arising out of any breach of any representation, warranty or certification made by the Company in any of the Transaction Documents or the True-Up Statement or any breach of or default under any covenant or agreement by the Company pursuant to any Transaction Document or the True-Up Statement, including any failure by the Company to satisfy any of the Excluded Liabilities and Obligations.

(b) Purchaser hereby indemnifies and holds the Company, its Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each, a “Company Indemnified Party”) harmless from and against any and all Losses incurred or suffered by a Company Indemnified Party arising out of any breach of any representation, warranty or certification made by Purchaser in any of the Transaction Documents or any breach of or default under any covenant or agreement by Purchaser pursuant to any Transaction Document.

(c) If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7.05 unless, and only to the extent that, such omission results in the forfeiture of, or has a material adverse effect on the exercise or prosecution of, substantive rights or defenses by the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) Purchaser’s sole remedy shall be to recover any monetary damages associated with a breach, subject to the other terms and provisions contained in this Agreement.

Section 7.06 No Implied Representations and Warranties.

Each party acknowledges and agrees that, other than the representations and warranties specifically contained in any of the Transaction Documents, there are no representations or warranties of either party or any other Person either expressed or implied with respect to the Assigned Interests or the transactions contemplated hereby. Without limiting the foregoing, Purchaser acknowledges and agrees that (a) Purchaser and its Affiliates, together with its and its Affiliates’ representatives, have made their own investigation of the Product and the Intellectual

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Property and are not relying on any implied warranties or upon any representation or warranty whatsoever as to the future amount or potential amount of the Assigned Interests or as to the creditworthiness of Company and (b) except as expressly set forth in any representation or warranty in a Transaction Document, Purchaser shall have no claim or right to indemnification pursuant to Section 7.05 (or otherwise) with respect to any information, documents or materials furnished to Purchaser, any of its Affiliates, or any of its or its Affiliates’ representatives, including any information, documents or material made available to Purchaser and its Affiliates and its Affiliates’ representatives in any data room, presentation, interview or any other form relating to the transactions contemplated hereby.

Section 7.07 Independent Nature of Relationship.

(a) The relationship between the Company and Purchaser is solely that of seller and purchaser, and neither Purchaser nor the Company has any fiduciary or other special relationship with the other or any of their respective Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Company and Purchaser as a partnership, an association, a joint venture or other kind of entity or legal form for any purposes, including any Tax purposes.

(b) No officer or employee or agent of Purchaser will be located at the premises of the Company or any of its Affiliates, except in connection with an audit performed pursuant to Section 5.02. No officer, manager or employee of Purchaser shall engage in any commercial activity with the Company or any of its Affiliates other than as contemplated herein and in the other Transaction Documents.

(c) The Company and/or any of its Affiliates shall not at any time obligate Purchaser, or impose on Purchaser any obligation, in any manner or respect to any Person not a party hereto.

Section 7.08 Tax Treatment.

The Purchaser and the Company acknowledge (a) that, for U.S. federal income tax purposes, they agree to treat the rights and interests in and to the Assigned Interests that are transferred pursuant to this Agreement as indebtedness subject to the U.S. Treasury Regulations Section 1.1275-4 governing contingent payment debt instruments, (b) that the rights in respect of the Closing Purchase Price, the Additional Purchase Price, and each Second Tranche Purchase Price (if any) represent separate debt instruments for U.S. federal income tax purposes; and (c) that the Purchaser will report original issue discount and interest on each such debt instrument in accordance with the Company’s determination of both the “comparable yield” and the “projected payment schedule” for such debt instrument, which determination shall be subject to the prior good faith consultation by the Company with the Purchaser. For this purpose, the “comparable yield” and the “projected payment schedule” relating to the Assigned Interests may be obtained by contacting the Company at the address set forth in Section 7.03. The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 7.08 on any tax return or in any audit or other administrative or judicial proceeding unless (i) the other parties to this Agreement have consented in writing to such actions, which consent shall not be unreasonably withheld or delayed, or (ii) the party that contemplates taking such an inconsistent position has been advised by nationally recognized counsel or tax advisors in writing that it is more likely than not that there is no “reasonable basis” (within the meaning of Treasury Regulation Section 1.6662- 3(b)(3)) for the position specified in this Section 7.08.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 7.09 Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including the Term Sheet), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits, Schedules or other Transaction Documents) has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.10 Amendments; No Waivers.

(a) This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

(b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.11 Interpretation.

When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.

Section 7.12 Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 7.13 Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 7.14 Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

Section 7.15 Expenses.

The Company will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement.

Section 7.16 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.

(b) Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in any state or federal court of competent jurisdiction in the State of New York, County of New York. By execution and delivery of this Agreement, each party hereto hereby irrevocably consents to and accepts, for itself and in respect of its property, generally and unconditionally the non-exclusive jurisdiction of such courts. Each party hereto hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document.

(c) Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (b) of this Section 7.16 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by law.

Section 7.17 Waiver of Jury Trial.

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to any Transaction Document or the transactions contemplated under any Transaction Document. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any Transaction Document.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 7.18 Release of Liens upon Certain Allowable Additional Product Financings.

Upon any sale by the Company or any of its Subsidiaries of Revenue Interests that constitutes an Allowable Additional Product Financing, the security interest granted to Purchaser with respect to the portion of the Revenue Interests sold pursuant thereto shall automatically terminate concurrently with the consummation of such Allowable Additional Product Financing; provided, however, that such security interest shall be automatically reinstated for the benefit of Purchaser upon the termination of such Allowable Additional Product Financing. In connection therewith, Purchaser agrees, at the request of the Company, and at the sole expense of the Company, to execute and deliver such documents as the Company may reasonably request to evidence such release.

[SIGNATURE PAGE FOLLOWS]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:	ARIAD PHARMACEUTICALS, INC.

	By:	/s/ Harvey J. Berger, M.D.
	Name:	Harvey J. Berger, M.D.
	Title:	Chairman and Chief Executive Officer

PURCHASER:	PDL BIOPHARMA, INC.

	By:	/s/ John P. McLaughlin
	Name:	John P. McLaughlin
	Title:	Chief Executive Officer

[Signature Page to Revenue Interest Assignment Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DISCLOSURE SCHEDULES

The following schedules constitute the disclosure schedules of ARIAD Pharmaceuticals, Inc. (the “Company”) with respect to the Revenue Interest Assignment Agreement (the “Revenue Interest Assignment Agreement”), dated as of July 28, 2015, by and between the Company and PDL BioPharma, Inc. (“Purchaser”). Unless otherwise defined in these disclosure schedules, all capitalized terms used herein have the meanings ascribed to them in the Revenue Interest Assignment Agreement. Nothing in these disclosure schedules, including any attachments hereto, is intended to change the scope of the representations or warranties of the Company contained in the Revenue Interest Assignment Agreement or to create any covenant on the part of the Company. Other than expressly set forth herein, all descriptions of documents herein do not purport to be complete and are qualified by reference to the documents themselves. In no event shall any disclosure schedule hereunder be deemed to constitute an acknowledgement that such disclosure schedule is material to the business or financial condition of the Company unless the representation, warranty or covenant to which such disclosure schedule relates expressly calls for the Company to disclose information that is material to the business or financial condition of the Company, pursuant to Article III of the Revenue Interest Assignment Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.01

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.04(a)

Licenses to Intellectual Property

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.12(a)

Intellectual Property

The following intellectual property is all owned by the Company:

(i) PATENTS AND PENDING APPLICATIONS

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) TRADEMARKS

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii) COPYRIGHTS

None

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv) DOMAIN NAMES AND WEBSITES

Domain Names

[***]

Website

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.14

Material Contracts

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.15

Principal Place of Business

26 Landsdowne Street, Cambridge, Massachusetts 02139

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.18

Matters Involving Taxes

None.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Form of Security Agreement

[See attached.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Form of Assignment of Interests

[See attached.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FORM OF ASSIGNMENT OF INTERESTS

ASSIGNMENT OF INTERESTS

This ASSIGNMENT OF INTERESTS (this “Assignment”), dated as of July 28, 2015, is made and entered into by and between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the “Assignor”), and PDL BioPharma, Inc., a Delaware corporation (the “Assignee”).

WHEREAS, the Assignor and the Assignee are parties to that certain Revenue Interest Assignment Agreement, dated even date herewith (the “Revenue Interest Assignment Agreement”), pursuant to which, among other things, the Assignor agrees to sell, assign, transfer and convey to the Assignee, and the Assignee agrees to purchase, acquire and accept from the Assignor, all of the Assignor’s right, title and interest in and to the Assigned Interests, as that term is defined in the Revenue Interest Assignment Agreement, for consideration in the amount and on the terms and conditions provided therein;

WHEREAS, the parties now desire to carry out the purposes of the Revenue Interest Assignment Agreement by the execution and delivery of this instrument evidencing the Assignor’s sale, assignment, transfer and conveyance, and Assignee’s purchase, acquisition and acceptance, of the Assigned Interests; and

WHEREAS, capitalized terms used and not defined herein have the meanings given to them in the Revenue Interest Assignment Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment of Assigned Rights. The Assignor hereby sells, assigns, transfers and conveys to the Assignee free and clear of all Liens (other than Permitted Liens), and the Assignee hereby purchases, acquires and accepts, all of the Assignor’s rights and interest in and to the Assigned Interests on the Closing Date.

2. No Assumption of Obligations. The parties hereto acknowledge that the Assignee is acquiring only the Assigned Interests and is not assuming any debt, liability or other obligation of the Assignor or any of its Affiliates of whatever nature, whether presently existing or hereafter arising or asserted, known or unknown, or fixed or contingent, including, without limitation, the Excluded Liabilities and Obligations.

3. Further Assurances. Each party hereto shall execute, acknowledge and deliver to the other party any and all documents or instruments, and shall take any and all actions, reasonably required by such other party from time to time, to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of the Revenue Interest Assignment Agreement and this Assignment and the transactions contemplated thereby and hereby.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4. Revenue Interest Assignment Agreement. This Assignment is entered into pursuant to, and is subject in all respects to all of the terms, provisions and conditions of, the Revenue Interest Assignment Agreement, and nothing herein shall be deemed to modify any of the representations, warranties, covenants and obligations of the parties thereunder.

5. Interpretation. In the event of any conflict or inconsistency between the terms, provisions and conditions of this Assignment and the Revenue Interest Assignment Agreement, the terms, provisions and conditions of the Revenue Interest Assignment Agreement shall govern.

6. Counterparts; Effectiveness. This Assignment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Assignment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

7. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8. Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial. This Assignment shall be subject to the terms set forth in Section 7.16 and Section 7.17 of the Revenue Interest Assignment Agreement with respect to governing law, jurisdiction, service of process and waiver of trial by jury.

[Signature Page to Follow]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment to be duly executed by their respective authorized officers as of the date first above written.

ASSIGNOR:

ARIAD PHARMACEUTICALS, INC.

By:
Name:
Title:

ASSIGNEE:

PDL BIOPHARMA, INC.

By:
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

Form of Legal Opinion

•	The Company is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

•	The Company has the corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, has taken all necessary corporate action to authorize the execution, delivery and performance of such Transaction Documents and has duly executed and delivered such Transaction Documents.

•	Each Transaction Document to which the Company is a party is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

•	The execution and delivery by the Company of the Transaction Documents to which it is a party do not, and the compliance by the Company with its obligations thereunder will not, (i) result in a violation of the Certificate of Incorporation and the Bylaws of the Company, (ii) result in a breach or default under any material agreement of the Company, (iii) result in a violation of any order binding upon the Company or (iv) to our knowledge, result in or require the creation or imposition of any lien or encumbrance upon any assets of the Company under any material agreement of the Company (for the avoidance of doubt, any liens and security interests created pursuant to the Transaction Documents are excluded from this clause), and any material contracts or binding orders may be identified in a backup officer’s certificate from the Company.

•	The execution and delivery by the Company of the Transaction Documents to which it is a party do not, and the compliance by each of the Company with its obligations thereunder will not, require any approval from or filing with any governmental authority of the United States, the State of New York, or the State of Delaware, other than the filings and records contemplated by the Transaction Documents to perfect security interests.

•	The execution and delivery by each of the Company of the Transaction Documents to which it is a party do not, and the compliance by the Company with its obligations thereunder will not, result in any violation of any federal law of the United States, the law of the State of New York or any regulation thereunder, or the law of the State of Delaware or any regulation thereunder, which, in our experience are applicable to, or relevant in connection with, transactions of the type provided for in the Transaction Documents.

•	Neither the Company nor any Subsidiary of the Company is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

•	The Security Agreement is effective to create in favor of the Purchaser, as security for the Secured Obligations, as defined in the Security Agreement, a security interest (the “Article 9 Security Interest”) in the Collateral as described in the Security Agreement to the extent that a security interest may be created therein under Article 9 of the New York UCC (the “Article 9 Collateral”).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

•	Upon the proper filing of the UCC Financing Statement with the Delaware Secretary of State, the Article 9 Security Interest will be perfected to the extent that a security interest can be perfected by the filing of financing statements pursuant to Article 9 of the Delaware UCC.

•	The Article 9 Security Interest in the Joint Concentration Account (to the extent constituting Collateral as defined in the Security Agreement) and the Article 9 Security Interest in the Purchaser Concentration Account will be perfected by control upon the execution and delivery of the Security Agreement and the Deposit Agreement and will rank prior to any other security interest in the Joint Concentration Account (to the extent constituting Collateral as defined in the Security Agreement) and the Purchaser Concentration Account that is not perfected by control under Article 9 of the New York UCC.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A

Projected Net Product Revenues

2015		$—
2016		$—
2017		$—
2018		$—
2019	$	[***]
2020	$	[***]
2021	$	[***]
2022	$	[***]
2023	$	[***]
2024	$	[***]
2025	$	[***]
2026	$	[***]
2027	$	[***]
2028	$	[***]
2029	$	[***]
2030	$	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.